Exhibit 10.255

                                  $800,000,000
                                CREDIT AGREEMENT
                              (364-DAY COMMITMENT)
                            dated as of June 20, 2003

                                      Among

                         THE CHARLES SCHWAB CORPORATION

                                       and

                               CITICORP USA, INC.,
                             as Administrative Agent

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                       and

                              BANK OF AMERICA, N.A.
                                  BANK ONE, NA
                         PNC BANK, NATIONAL ASSOCIATION
                                       and
                           WESTLB AG, NEW YORK BRANCH
                           as Co-Documentation Agents

                                       and

                          CITICORP NORTH AMERICA, INC.,
                   as Sole Lead Arranger and Sole Book Manager

                                Table of Contents






1.   DEFINITIONS...............................................................1


2.   THE CREDIT FACILITY......................................................11

     2.1      The Revolving Credit Facility...................................11
     2.2      Term Loan Facility..............................................12
     2.3      Evidence of Borrowing/Promissory Notes..........................12
     2.4      Making of Revolving Loans and Term Loans, Borrowings;
              Interest Periods; Notice........................................13
     2.5      Conversion and Continuation Elections...........................14
     2.6      Interest Periods................................................16
     2.7      Interest Rates..................................................16
     2.8      Substitute Rates................................................17
     2.9      Fees............................................................17
     2.10     Reduction of Credit.............................................18
     2.11     Termination Date; Extensions....................................19
     2.12     Payments by the Lenders to the Agent............................19
     2.13     Sharing of Payments, Etc........................................20
     2.14     Computation of Fees and Interest................................20

3.   PAYMENT..................................................................21

     3.1      Repayment.......................................................21
     3.2      Method of Payment...............................................21
     3.3      Optional Prepayment.............................................21
     3.4      Taxes/Net Payments..............................................21
     3.5      Illegality......................................................22
     3.6      Increased Costs and Reduction of Return.........................23
     3.7      Funding Losses..................................................23
     3.8      Certificates of Lenders.........................................24
     3.9      Substitution of Lenders.........................................24
     3.10     Survival........................................................24

4.   CONDITIONS...............................................................24

     4.1      Conditions Precedent to the Effectiveness of this Agreement.....24
     4.2      Conditions Precedent to Revolving Loans and Term Loans..........26

5.   REPRESENTATIONS AND WARRANTIES...........................................26

     5.1      Organization and Good Standing..................................26
     5.2      Corporate Power and Authority...................................27
     5.3      Enforceability..................................................27
     5.4      No Violation of Laws or Agreements..............................27
     5.5      No Consents.....................................................27
     5.6      Financial Statements............................................27
     5.7      Broker Subsidiary Licenses, Etc.................................27
     5.8      Broker Subsidiary/Broker Registration...........................27
     5.9      Broker Subsidiary/SIPC..........................................27
     5.10     Taxes...........................................................28
     5.11     ERISA...........................................................28
     5.12     No Extension of Credit for Default Remedy/Hostile Acquisition...28
     5.13     Use of Proceeds/Margin Regulations..............................28
     5.14     Authorized Persons..............................................28
     5.15     Material Contracts..............................................28
     5.16     Litigation......................................................29
     5.17     Investment Company..............................................29

6.   AFFIRMATIVE COVENANTS....................................................29

     6.1      Notice of Events of Default.....................................29
     6.2      Financial Statements............................................29
     6.3      Insurance.......................................................29
     6.4      Books and Records...............................................29
     6.5      Change in Business..............................................29

7.   NEGATIVE COVENANTS.......................................................30

     7.1      Net Capital.....................................................30
     7.2      Minimum Tangible Net Worth......................................30
     7.3      Merger/Disposition of Assets....................................30
     7.4      Broker Subsidiary Indebtedness..................................30
     7.5      Indebtedness Secured by Subsidiary Stock........................31
     7.6      Liens and Encumbrances..........................................31

8.   EVENTS OF DEFAULT........................................................31

     8.1      Defaults........................................................31
     8.2      Remedies........................................................33

9.   THE AGENT................................................................33

     9.1      Appointment and Authorization...................................33
     9.2      Delegation of Duties............................................34
     9.3      Liability of Agent..............................................34
     9.4      Reliance by Agent...............................................34

     9.5      Notice of Default...............................................35
     9.6      Credit Decision.................................................35
     9.7      Indemnification of Agent........................................35
     9.8      Agent in Individual Capacity....................................36
     9.9      Successor Agent.................................................36
     9.10     Withholding Tax.................................................36
     9.11     Co-Agents.......................................................38

10.  MISCELLANEOUS............................................................38

     10.1     Amendments and Waivers..........................................38
     10.2     Notices.........................................................39
     10.3     No Waiver-Cumulative Remedies...................................41
     10.4     Costs and Expenses..............................................41
     10.5     Borrower Indemnification........................................41
     10.6     Payments Set Aside..............................................42
     10.7     Successors and Assigns..........................................43
     10.8     Assignments, Participations Etc.................................43
     10.9     Confidentiality.................................................45
     10.10    Notification of Addresses, Lending Offices, Etc.................46
     10.11    Counterparts....................................................46
     10.12    Severability....................................................46
     10.13    No Third Parties Benefited......................................46
     10.14    Governing Law and Jurisdiction..................................46
     10.15    Waiver of Jury Trial............................................47
     10.16    Entire Agreement................................................47
     10.17    Headings........................................................47

Net Capital Ratio for Broker Subsidiary.......................................10


Net Capital Ratio for SCM.....................................................10

SCHEDULES:

Schedule 1 - Lenders' Commitments
Schedule 2 - List of Borrowing Agreements
Schedule 6.2 - Compliance Certificate
Schedule 10.2 - Notices

EXHIBITS:

Exhibit A-1 - Revolving Note
Exhibit A-2 - Term Note
Exhibit B - Borrowing Advice
Exhibit C - Notice of Conversion/Continuation
Exhibit D - Commitment and Termination Date Extension Request
Exhibit E - Borrower's Opinion of Counsel
Exhibit F - Form of Notice of Assignment and Acceptance

                      CREDIT AGREEMENT (364-DAY COMMITMENT)
                      -------------------------------------

     THIS CREDIT AGREEMENT (364-DAY COMMITMENT) ("this Agreement") is entered into as of June 20, 2003, among The Charles Schwab Corporation, a Delaware corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), and Citicorp USA, Inc., as administrative agent for the Lenders (the "Agent").

     WHEREAS, the Lenders are willing to make from time to time Revolving Loans to the Borrower through June 18, 2004, and to make Term Loans to the Borrower on or before June 18, 2004, and maturing no later than June 17, 2005, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

1.   DEFINITIONS. The following terms have the following meanings:

     Affiliate: As to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     Agent: Citicorp USA in its capacity as administrative agent for the Lenders hereunder and any successor agent appointed under Section 9.9.

     Agent-Related Persons: Citicorp USA and any successor agent appointed under
     Section 9.9, together with Citicorp USA's Affiliate, the Arranger, and the officers, directors, employees, agents and attorney-in-fact of such Persons and Affiliate.

     Agreement: This Credit Agreement.

     Agent's Payment Office: The address for payments set forth on the signature page hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

     Applicable Margin: (i) with respect to Federal Funds Rate Loans, 0.40%; and
                        (ii) with respect to Eurodollar Rate Loans, 0.40%.

     Arranger: Citicorp North America, Inc.

     Assignee: The meaning specified in Section 10.8.

     Attorney Costs: Without duplication, (1) all fees and disbursements of any law firm or other external counsel, and (2) the allocated cost of internal legal services and all disbursements of internal counsel.

     Bankruptcy Code: The Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

     Base Rate: For any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank, N.A. as its "Base Rate". The "Base Rate" is a rate set by Citibank, N.A. based upon various factors including Citibank, N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

     Base Rate Loan: A Revolving Loan or Term Loan that bears interest based on the Base Rate.

     Borrowing: A borrowing hereunder consisting of Revolving Loans or Term Loans of the same Type made to the Borrower on the same day by the Lenders under Section 2 and, other than in the case of a Base Rate Loan or Federal Funds Rate Loan, having the same Interest Period.

     Borrowing Advice: A written request made by the Borrower with respect to any Loan substantially in the form of Exhibit B specifying the information required in Section 2.4 hereof and executed by the Borrower from time to time.

     Borrowing Agreements: The credit agreement(s) between the Borrower and the lenders listed in Schedule 2.

     Borrowing Date: Any date on which a Borrowing occurs under Section 2.4.

     Broker Subsidiary: Charles Schwab & Co., Inc., a California corporation, and its successors and assigns.

     Business Day: A day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required to close in California or New York and, if the applicable Business Day relates to a Eurodollar Rate Loan, such a day on which dealings are carried on in the applicable offshore dollar interbank market.

     Capital Adequacy Regulation: Any guideline, directive or requirement of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     Change in Control: The consummation of a reorganization, merger or consolidation by the Borrower or the sale or other disposition of all or substantially all of the assets of the Borrower (a "Business Combination"), unless, following such Business Combination, (i) no person or entity (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Borrower or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination); and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the board of directors of the Borrower as of the time of the action of the board of directors of the Borrower providing for such Business Combination.

     Citicorp USA: Citicorp USA, Inc., a Delaware corporation.

     Closing Date: The date (not before June 20, 2003) on which all conditions precedent set forth in Section 4 are satisfied or waived by all Lenders or, in the case of subsection 4.1(g), waived by the person entitled to receive such payment.

     Code: The Internal Revenue Code of 1986, as amended, and Regulations promulgated thereunder.

     Commitment: The meaning specified in Section 2.1.

     Commitment Fee: The meaning specified in subsection 2.9(b).

     Consolidated Tangible Net Worth: With respect to any Person, as of any date of determination, all amounts that would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, plus any preferred stock, less all assets of such Person and its Subsidiaries (determined on a consolidated basis) at such date that would be classified as intangible assets in accordance with GAAP, including, without limitation, trade or service marks, franchises, trade names and goodwill. Controlled Subsidiary: Any corporation 80% of whose voting stock (except for any qualifying shares) is owned directly or indirectly by the Borrower.

     Conversion/ Continuation Date: Any date on which under Section 2.5, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     Credit: The aggregate amount of the Commitments of all Lenders to make Revolving Loans under the Revolving Credit Facility and Term Loans under the Term Loan Facility in an amount not to exceed Eight Hundred Million and no/100 Dollars ($800,000,000.00).

     Default: Any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     Dollars, dollars, and $: Each mean lawful money of the United States.

     Effective Amount: With respect to any Revolving Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Term Loans occurring on such date.

     Eligible Assignee: (i) A commercial bank organized under the laws of the United States, or any state thereof, and having total equity capital of at least $1,000,000,000 and a senior debt rating of a least "A" by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc. or at least "A-2" by Moody's Investors Service, Inc. or, if not rated by either of the foregoing organizations, an equivalent rating from a nationally recognized statistical rating organization; or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD), or a political subdivision of any such country, and having total equity capital of at least $1,000,000,000 and a senior debt rating of at least "A" by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc. or at least "A-2" by Moody's Investors Service, Inc., or, if not rated by either of the foregoing organizations, an equivalent rating from a nationally recognized statistical rating organization; provided that such bank is acting through a branch or agency located in the United States.

     Eurodollar Base Rate: For any Interest Period:

          (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum equal to the average (rounded upward to the next 1/100th of 1%) of the rates of interest per annum notified to the Agent by each Reference Lender as the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by such Reference Lender in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by its Offshore Lending Office to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     Eurodollar Rate: The rate obtained by dividing  (i) Eurodollar Base Rate by
     (ii) a percentage (expressed as a decimal) equal to 1.00 minus the Eurodollar Rate Reserve Percentage.

     Eurodollar Rate Loan: A Revolving Loan or Term Loan that bears interest based on the Eurodollar Rate.

     Eurodollar Rate Reserve Percentage: For any Interest Period for any Loan for which the Eurodollar Rate has been selected or is applicable, the percentage (expressed as a decimal) as calculated by the Agent that is in effect on the first day of such Interest Period, as prescribed by the Board of Governors of the U.S. Federal Reserve System (or any successor), for determining reserve requirements to be maintained by the Agent under Regulation D (or any successor regulation thereof) as amended to the date hereof (including such reserve requirements as become applicable to the Agent pursuant to phase-in or other similar requirements of Regulation D at any time subsequent to the date hereof) in respect of "Eurocurrency liabilities" (as defined in Regulation D). The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Rate Reserve Percentage.

     Event of Default: Any of the events or circumstances specified in Section 8.1.

     Exchange Act: The Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder.

     Federal Funds Rate: For any day, the interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York.

     Federal Funds Effective Rate: For any day, an interest rate per annum equal to the arithmetic mean as determined by the Agent of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, received by the Agent by each of three Federal funds brokers of recognized standing in New York City prior to 11:00 a.m. (San Francisco time) selected by Agent in its sole discretion.

     Federal Funds Rate Loan: A Revolving Loan or Term Loan that bears interest based on the Federal Funds Effective Rate.

     Fee Letter: The meaning specified in subsection 2.9(a).

     FRB: The Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     GAAP: Generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Governmental Authority: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     Hedge Agreements: Interest rate swap, interest rate cap or interest rate collar agreements.

     Indebtedness: As to any corporation, any obligation of, or guaranteed or assumed by, such corporation for (i) borrowed money evidenced by bonds, debentures, notes or other similar instruments, (ii) the deferred purchase price of property or services (excluding trade and other accounts payable),
     (iii) the leasing of tangible personal property under leases which, under any applicable Financial Accounting Standards Board Statement, have been or should be recorded as capitalized leases or (iv) direct or contingent obligations under letters of credit issued for the account of such corporation.

     Indemnified Liabilities: The meaning specified in Section 10.5.

     Indemnified Person: The meaning specified in Section 10.5.

     Insolvency Proceeding: As to a debtor, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     Interest Payment Date: As to any Loan other than a Base Rate Loan or Federal Funds Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Federal Funds Rate Loan, the last Business Day of each calendar quarter, provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     Interest Period: Any period specified in accordance with Section 2.6 hereof.

     Intermediate Parent: Schwab Holdings, Inc., a Delaware corporation and its successors and assigns.

     Lender: The meaning specified in the introductory clause hereto.

     Lending Office: As to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Lender may from time to time notify the Borrower and the Agent.

     Loan: An extension of credit by a Lender to the Borrower under Section 2 in the form of a Revolving Loan or Term Loan.

     Loan Document: This Agreement, any Notes, the Fee Letter, and all other documents delivered to the Agent or any Lender in connection herewith.

     Minimum Tangible Net Worth: As of the Closing Date, and the last day of each fiscal quarter thereafter, the greater of:

          (a) $2,000,000,000, or

          (b) the sum of -

               (i) $2,000,000,000, plus

               (ii) 50% of the sum of cumulative Net Earnings for each fiscal quarter commencing with the fiscal quarter ended June 30, 2003.

     Net Capital Ratio: As of the date of determination, that percentage of net capital to aggregate debit items of any entity subject to the Net Capital Rule 15c3-1 promulgated by the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934 and any successor or replacement rule or regulation therefor.

     Net Earnings: With respect to any fiscal period, the consolidated net income of the Borrower and its Subsidiaries, after taking into account all extraordinary items, taxes and other proper charges and reserves for the applicable period, determined in accordance with U.S. generally accepted accounting principles, consistently applied.

     Note: A promissory note executed by the Borrower in favor of a Lender pursuant to Section 2.3 in substantially the form of Exhibits A-1 and A-2.

     Notice of Conversion/ Continuation: A notice in substantially the form of Exhibit C.

     Obligations: All borrowings, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     Person: An individual, partnership, corporation, limited liability company,
     business  trust,  unincorporated  association,   trust,  joint  venture  or
     Governmental Authority.

     Pro Rata Share: As to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders.

     Reference Lenders: Citicorp USA, Bank of America, N.A. and Bank One, NA.

     Replacement Lender: The meaning specified in Section 3.9.

     Required Lenders: At any time at least two Lenders then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Lenders then having in excess of 50% of the Commitments.

     Requirement of Law: As to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     Responsible Officer: Any senior vice president or more senior officer of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, executive vice president-finance, controller or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

     Revolving Credit Facility: The revolving credit facility available to the Borrower pursuant to Section 2.1 hereof.

     Revolving Loan: The meaning specified in Section 2.1, and may be a Base Rate Loan, Federal Funds Rate Loan or a Eurodollar Rate Loan (each a "Type" of Revolving Loan).

     Revolving Note: The meaning specified in Section 2.3.

     Revolving Termination Date: The earlier to occur of:

          (a) June 18, 2004; and

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

     SCM: Schwab Capital Markets L.P., a New Jersey limited partnership, and its successors and assigns.

     SEC: The Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     Senior Medium- Term Notes, Series A: Senior debt securities or senior subordinated debt securities issued by The Charles Schwab Corporation with a maturity between 9 months and 30 years in accordance with the Senior Indenture, as amended, and the Senior Subordinated Indenture, as amended, both dated as of July 15, 1993 by and between The Charles Schwab Corporation and The Chase Manhattan Bank, as trustee.

     Subsidiary: Any corporation or other entity of which a sufficient number of voting securities or other interests having power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     Term    Commitment:    Eight   Hundred    Million   and   no/100    Dollars
     ($800,000,000.00).

     Term Loan: The meaning specified in Section 2.2 and may be a Base Rate Loan, Federal Funds Rate Loan or Eurodollar Rate Loan (each a "Type" of Term Loan).

     Term Loan Facility: The term loan facility available to the Borrower pursuant to Section 2.2 hereof.

     Term Loan Maturity Date: The meaning specified in Section 2.2.

     Term Note: The meaning specified in Sectionm 2.3.

     Type: The meaning specified in the definition of "Revolving Loan".

2.   THE CREDIT FACILITY.

     2.1 The Revolving Credit Facility Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, together with the principal amount of Term Loans outstanding in favor of such Lender at such time, the amount set forth on Schedule 1 (such amount together with the Lender's Pro Rata Share of the Term Commitment, as the same may be reduced under Section 2.10 or as a result of one or more assignments under Section 10.8, the Lender's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans shall not at any time exceed the combined Commitments; and provided further that the Effective Amount of the Revolving Loans, together with all Term Loans outstanding at such time, of any Lender shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
Section 2.1, prepay under Section 3.3 and reborrow under this Section 2.1.

     2.2 Term Loan Facility. Each Lender severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower during the period from the Closing Date to June 18, 2004, in an aggregate amount not to exceed such Lender's Pro Rata Share of the Term Commitment. The Borrower from time to time may borrow under the Term Loan Facility (and may reborrow any amount theretofore prepaid) until close of business on June 18, 2004, for a term not to exceed 364 days from the date of the Borrowing. Each such loan under the Term Loan Facility (a "Term Loan") shall be in the minimum amount of $10,000,000 and shall become due and payable on the last day of the term selected by the Borrower for such Term Loan (the "Term Loan Maturity Date"), which shall in no event be later than 364 days from the date of such Term Loan. The maximum availability under the Term Loan Facility shall be the amount of the Credit minus the aggregate outstanding principal amount of Revolving Loans and Term Loans made by the Lenders; provided, however, that to the extent the proceeds of a Term Loan are used to repay an outstanding Revolving Loan (or a portion thereof), such Revolving Loan (or portion thereof) shall not be considered part of the aggregate principal amount of outstanding Revolving Loans made by the Lenders for purposes of this sentence (such maximum availability hereafter being referred to as the "Term Loan Availability"). Under no circumstances shall the aggregate outstanding principal amount of Term Loans and Revolving Loans made by the Lenders exceed the Credit, and under no circumstances shall any Lender be obligated (i) to make any Term Loan (nor may the Borrower reborrow any amount heretofore prepaid) after June 18, 2004, or (ii) to make any Term Loan in excess of the Term Loan Availability. Each Term Loan made hereunder shall fully and finally mature and be due and payable in full on the Term Loan Maturity Date specified in the Borrowing Advice for such Term Loan; provided, however, that to the extent the Borrowing Advice for any Term Loan selects an Interest Period that expires before the Term Loan Maturity Date specified in such Borrowing Advice, the Borrower may from time to time select additional interest rate options and Interest Periods (none of which shall extend beyond the Term Loan Maturity Date for such Term Loan) by delivering a Borrowing Advice or Notice of Conversion/Continuation, as applicable.

     2.3 Evidence of Borrowing/Promissory Notes. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Loans and Term Loans shall be evidenced by promissory notes of the Borrower (respectively the "Revolving Note and the Term Note") in substantially the form attached hereto as Exhibits A-1 and A-2, with the blanks appropriately completed, payable to the order of each Lender in the principal amount of its Commitment, bearing interest as hereinafter specified. Each Revolving Note and Term Note shall be dated, and shall be delivered to each Lender, on the date of the execution and delivery of this Agreement by the Borrower. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule contained on the Revolving Note and Term Note, or on a continuation of such schedule attached thereto and made a part thereof, appropriate notations regarding the Revolving Loans and Term Loans evidenced by such Note as specifically provided therein and such Lender's record shall be conclusive absent manifest error; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Note and Term Note. The Agent, by notice to the Borrower (to be given not later than two Business Days prior to the initial Borrowing or Term Loan hereunder) may request that Revolving Loans or Term Loans made hereunder for which the interest calculation is to be based on the Eurodollar Rate be evidenced by separate Revolving Notes (in the case of Revolving Loans) and Term Notes (in the case of Term Loans), substantially in the form of Exhibit A-1 hereto (in the case of Revolving Loans) and Exhibit A-2 hereto (in the case of Term Loans), payable to the order of each Lender for the account of its office, branch or affiliate it may designate as its Lending Office.

     2.4 Making of Revolving Loans and Term Loans, Borrowings; Interest Periods; Notice. (a) Each Borrowing of Revolving Loans or Term Loans shall be made upon Borrower's irrevocable written notice delivered to the Agent in the form of a Borrowing Advice (which notice must be received by the Agent prior to 10:00 a.m. San Francisco time for a Eurodollar Rate Loan, and prior to 11:00 a.m. San Francisco time for a Base Rate Loan or a Federal Funds Rate Loan) (i) the same Business Day as the requested Borrowing Date in the case of Base Rate Loans and Federal Funds Rate Loans to be made on such Business Day, or (ii) three Business Days prior to the requested Borrowing Date in the case of Eurodollar Rate Loans, with each Borrowing Advice setting forth the following information:

                    (A) the requested  Borrowing Date, which shall be a Business
               Day, on which such Revolving Loan or Term Loan is to be made;

                    (B) for a Eurodollar Rate Loan, the duration of the Interest
               Period selected in accordance with Section 2.6 hereof (if the Borrowing Advice fails to specify the duration of the Interest Period for any Borrowing comprised of a Eurodollar Rate Loan, such Interest Period shall be three months);

                    (C) the  Type of  Loans  comprising  the  Borrowing  and the interest rate option selected in accordance with Section 2.7 hereof; and

                    (D) the aggregate  principal amount of the Revolving Loan or
               Term Loan (which shall be in an aggregate minimum amount of $10,000,000) to which such Interest Period and interest rate shall apply.

          (b) The Agent will promptly notify each Lender of its receipt of any Borrowing Advice and of the amount of such Lender's Pro Rata Share of that Borrowing.

          (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 1:00 p.m. San Francisco time on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Each Loan to the Borrower under this Agreement shall be made by 1:30 p.m. (San Francisco time) on the date of the Requested Borrowing Date, and shall be in immediately available funds (in the aggregate amount made available to the Agent by the Lenders) wired to the Borrower's account at Citibank, N.A. (Account 4055-4016) or such other account as may be designated by the Borrower in writing.

          (d) After giving effect to any Borrowing, there may not be more than ten (10) different Interest Periods in effect.

          (e) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

With respect to any Borrowing having an Interest Period ending on or before June 18, 2004, if prior to the last day of the Interest Period for such Borrowing the Borrower fails timely to provide a Notice of Conversion/Continuation in accordance with Section 2.5, such Borrowing shall, on the last day of the then-existing Interest Period for such Borrowing, automatically convert into a Base Rate Loan. In the event of any such automatic conversion, the Borrower on the date of such conversion shall be deemed to make a representation and warranty to the Lenders that, to the best of the Borrower's knowledge,
(i) neither the Broker Subsidiary nor SCM is in violation of minimum net capital requirements as described in Section 7.1, (ii) the Borrower's Consolidated Tangible Net Worth is not below the Minimum Tangible Net Worth as described in
Section 7.2, and (iii) no amount owing with respect to any Commitment Fee, any outstanding Borrowing, or any interest thereon, or any other amount hereunder, is due and unpaid. If prior to the last day of the Interest Period applicable to any Term Loan the Borrower fails timely to provide a Notice of Conversion/Continuation in accordance with Section 2.5, such Term Loan shall, on the last day of the then-existing Interest Period for such Term Loan, automatically, have applicable to it a new Interest Period of thirty (30) days (or, in the event there are fewer than thirty (30) days remaining to the Term Loan Maturity Date for such Term Loan, an Interest Period of the number of days remaining to such Term Loan Maturity Date) and shall bear interest at the Base Rate.

2.5  Conversion and Continuation Elections.

          (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with this Section 2.5:

               (i) elect, as of any Business Day, in the case of Base Rate Loans or Federal Funds Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loan, to convert any such Loan (or any part thereof in an amount not less than $10,000,000), into Loans of any other Type; or

               (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans.


          (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:00 a.m. San Francisco time for a Eurodollar Rate Loan, and not later than 11:00 a.m. San Francisco time for a Base Rate Loan or a Federal Funds Rate Loan, at least (i) three Business Days in advance of the Conversion/Continuation Date, as to any Loan that is to be converted into or continued as a Eurodollar Rate Loan; and (ii) the same Business Day as the Conversion/Continuation Date, as to any Loan that is to be converted into a Base Rate Loan or Federal Funds Rate Loan, specifying:

               (A) the proposed Conversion/Continuation Date;

               (B) the aggregate amount of the Loan or Loans to be converted or renewed;

               (C) the Type of Loan or Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Loans or Federal Funds Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given as held by each Lender.

          (e) Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten (10) different Interest Periods in effect.

     2.6 Interest Periods. The Borrower may select for any Eurodollar Rate Loan the Interest Period (as defined in the next sentence) for each Borrowing, it being understood that the Borrower may request multiple Borrowings on the same day and may select a different Interest Period for each such Borrowing. An Interest Period shall be each period, as selected by the Borrower in accordance with the terms of this Agreement, in the case of each Borrowing, beginning on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date specified by the Borrower, subject to the numerically corresponding day in the first, second, third or sixth month thereafter, in the case of any Interest Period that is to be based on the Eurodollar Rate, provided that if the last day of an Interest Period would be a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day is in a different calendar month, in which case such interest period shall end on the next preceding Business Day; provided, however, that (i) no Interest Period applicable to any Revolving Loan shall extend beyond the Revolving Termination Date; and (ii) no Interest Period applicable to any Term Loan shall extend beyond the Term Loan Maturity Date specified in the Borrowing Advice for such Term Loan, which in no event shall be later than June 17, 2005.

     2.7 Interest Rates.

          (a) (i) Each Revolving Loan, while outstanding, shall bear interest from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate, the Federal Funds Effective Rate, or the Base Rate, as the case may be, (and subject to the Borrower's right to convert to other Types of Loans under Section 2.5) plus the Applicable Margin.

               (ii) Each Term Loan, while outstanding, shall bear interest from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate, the Federal Funds Effective Rate, or the Base Rate, as the case may be, (and subject to the Borrower's right to convert to other Types of Loans under Section 2.5) plus the sum of the Applicable Margin and 0.25% per annum.


          (b) Interest on each Revolving Loan and Term Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 3.3 for the portion of the Loan so prepaid and upon payment (including prepayment) in full thereof, and, during the existence of any Event of Default interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

          (c) After the principal amount of any Revolving Loan or Term Loan, accrued interest upon such Loan, the commitment fee, or any other amount hereunder shall have become due and payable by acceleration, or otherwise, it shall thereafter (until paid) bear interest, payable on demand, (i) until the end of the Interest Period with respect to such Loan at a rate per annum equal to 2% per annum in excess of the rate or rates in effect with respect to such Loan, and (ii) thereafter, at a rate per annum equal to 2% per annum in excess of the Base Rate.

     2.8 Substitute Rates. If upon receipt by the Agent of a Borrowing Advice relating to any Borrowing or of a Notice of Conversion/Continuation:

          (a) the Agent shall determine that by reason of changes affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate with respect to any Interest Period; or

          (b) the Agent shall determine that by reason of any change since the date hereof in any applicable law or governmental regulation (other than any such change in the regulations described in the definition of Eurodollar Rate Reserve Percentage in Section 1 hereof), guideline or order (or any interpretation thereof), the adoption or enactment of any new law or governmental regulation or order or any other circumstance affecting the Lenders or the London interbank market, the Eurodollar Rate shall no longer represent the effective cost to the Lenders of U.S. dollar deposits in the relevant amount and for the relevant period; or

          (c) Agent shall determine that, as a result of any change since the date hereof in any applicable law or governmental regulation or as a result of the adoption of any new applicable law or governmental regulation, the applicable Eurodollar Rate would be unlawful;

then, the Agent will promptly so notify the Borrower and each Lender, whereupon, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Required Lenders revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it and, at its election, submit a Borrowing Advice or Notice of Conversion/Continuation selecting another Type of Loan. If the Borrower does not revoke such Notice or give a Notice as provided herein, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

     2.9 Fees.

          (a) Arrangement, Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's account, and shall pay an agency fee to the Agent for the Agent's account, as required by the letter agreement ("Fee Letter") between the Borrower, the Agent and the Arranger dated April 29, 2002.

          (b)  Commitment  Fee.  The  Borrower  shall  pay to the  Agent for the account  of each  Lender a  commitment  fee (the  "Commitment  Fee") on the actual daily unused portion of such Lender's Commitment computed on a quarterly basis in arrears on the last Business Day of each quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to nine-one hundredths of one percent (0.09%) per annum. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans and Term Loans then outstanding. Such Commitment Fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on the quarter ending June 30, 2003 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.10, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date.

          (c) Utilization Fee. The Borrower shall pay to the Agent for the account of each Lender quarterly in arrears commencing on June 30, 2003 a utilization fee equal to one tenth of one percent (0.10%) per annum on the aggregate amount of outstanding Revolving Loans and Term Loans, provided that the outstanding amount of such Loans exceeds fifty percent (50%) of the aggregate amount of all the Commitments of the Lenders to the Borrower.

     2.10 Reduction of Credit. The Borrower, from time to time, upon at least three (3) Business Days' written notice to the Agent, may terminate the commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000, without penalty or premium; unless after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Revolving Loans and Term Loans together would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender's Commitment according to its Pro Rata Share. All accrued Commitment Fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. During the continuation of the Credit, the computation of the Commitment Fee and the Lenders' obligations to make Revolving Loans or Term Loans shall be based upon such reduced Commitments. In the event the Credit shall be reduced to zero pursuant to this Section, the Credit shall be deemed terminated, and any Commitment Fee or any other amount payable hereunder then accrued shall become immediately payable. Such termination of the Credit shall terminate the Borrower's obligations with respect to the Commitment Fee to the extent not theretofore accrued and shall terminate the Lenders' obligations to make any further Revolving Loans or Term Loans under this Agreement.

     2.11 Termination Date; Extensions. The termination date of each Lender's Commitment with respect to the Credit (the "Termination Date"), including both the Revolving Credit Facility under Section 2.1 hereof and the Term Loan Facility under Section 2.2 hereof, is initially June 18, 2004. At any time no earlier than forty-five (45) days and no later than thirty (30) days prior to the Termination Date then in effect (whether the initial Termination Date of June 18, 2004 or any later Termination Date as extended under this Section 2.11), the Borrower may, by written notice to the Agent in the form attached as Exhibit D hereto, request that the Termination Date be extended for a period of 364 calendar days. Such request shall be irrevocable and binding upon the Borrower. In no event will any Lender agree to approve any extension more than thirty (30) days before the Termination Date then in effect. If each Lender agrees to so extend its Commitment and the Termination Date (which agreement may be given or withheld in such Lender's sole and absolute discretion), the Agent shall evidence such agreement by executing and returning to the Borrower a copy of the Borrower's written request no later than fifteen (15) days after the Agent's receipt of the Borrower's written request. If the Agent fails to so respond to and accept the Borrower's request for extension of the Termination Date then in effect, the Lenders' Commitments shall be terminated on the Termination Date then in effect. If, on the other hand, the Agent so responds to and accepts the Borrower's request for extension of the Termination Date, then upon receipt by the Borrower of a copy of the Borrower's written request countersigned by the Agent, (i) the Lenders' Commitments then in effect and the Termination Date then in effect shall automatically be extended for the 364-day period specified in such written request, and (ii) each reference in this Agreement to "June 18, 2004", and "June 17, 2005" (and any prior extension thereof pursuant to this Section 2.11) also shall automatically be correspondingly extended for 364 days.

     2.12 Payments by the Lenders to the Agent.

          (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day in the case of a Eurodollar Rate Loan, or, in the case of a Base Rate Loan or Federal Funds Rate Loan, prior to noon (12:00) San Francisco time on the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made its full amount available to the Borrower such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.5) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participation purchased under this Section and will in each case notify the Lenders following any such purchase or repayment.

     2.14 Computation of Fees and Interest.

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank N.A.'s "Base Rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest, and all computation of fees under subsection 2.9(b) and (c) shall be made on the basis of a 360-day year and actual days elapsed. Interest and such fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to and excluding the last day thereof.

          (b) If any Reference Lender's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever such Reference Lender shall cease to be a Lender hereunder, such Reference Lender shall thereupon cease to be a Reference Lender, and the determination of the Eurodollar Base Rate under subsection (c) of the definition of such term shall be determined on the basis of the rates as notified by the remaining Reference Lenders.

3.   PAYMENT.

     3.1 Repayment.

          (a) The Term Credit. The Borrower shall repay to the Agent for the account of the Lenders the aggregate principal amount of the Term Loans outstanding on each Term Loan Maturity Date, as applicable.

          (b) The Revolving Credit. The Borrower shall repay to the Agent, for the account of the Lenders, on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

     3.2 Method of Payment. All payments hereunder and under the Revolving Note and the Term Note shall be payable in lawful money of the United States of America and in immediately available funds not later than 12:00 noon (San Francisco time) on the date when due at the principal office of the Agent or at such other place as the Agent may, from time to time, designate in writing to the Borrower.

     3.3 Optional Prepayment. Subject to Section 3.7, the Borrower shall be entitled at any time or from time to time, upon not less than one (1) Business Day irrevocable notice to the Agent, to ratably prepay Loans in whole or in part in minimum amounts of $10,000,000 without premium or penalty. Each notice of payment shall specify the date and aggregate principal amount of any such prepayment and the Type(s) of Loans to be repaid. The Agent will promptly notify each Lender of its receipt of any such Notice and of such Lender's Pro Rata Share of such prepayment. If such Notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount, specified in such Notice shall be due and payable on the date specified therein, together with all accrued interest to each such date on the amount prepaid, and any amounts required in accordance with Section 3.7 hereof as a result of such prepayment.

     3.4 Taxes/Net Payments. All payments by Borrower hereunder and under the Revolving Note and the Term Note to the Agent or any Lender shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority or taxing authority thereof (collectively, "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement. The Borrower shall pay all Taxes when due and shall promptly send to the Lender original tax receipts or copies thereof certified by the relevant taxing authority together with such other documentary evidence with respect to such payments as may be required from time to time by the Agent. If the Borrower fails to pay any Taxes to the appropriate taxing authorities when due or fails to remit to the Agent or Lender any such original tax receipts or certified copies thereof as aforesaid or other required documentary evidence, the Borrower shall indemnify the Agent or Lender within thirty (30) days of demand by the Lender or Agent for any taxes, interest or penalties that may become payable by the Agent or Lender as a result of such failure.

     Notwithstanding the foregoing, (i) the Borrower shall not be liable for the payment of any tax on or measured by the net income of any Lender pursuant to the laws of the jurisdiction where an office of such Lender making any loan hereunder is located or does business, and (ii) the foregoing obligation to gross up the payments to any Lender so as not to deduct or offset any withholding taxes or Taxes paid or payable by the Borrower with respect to any payments to such Lender shall not apply (x) to any payment to any Lender which is a "foreign corporation, partnership or trust" within the meaning of the Code if such Lender is not, on the date hereof (or on the date it becomes a Lender under this Agreement pursuant to the assignment terms of this Agreement), or on any date hereafter that it is a Lender under this Agreement, entitled to submit either a Form W-8BEN or any successor form thereto (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form W-8ECI or any successor form thereto (relating to all interest to be received by such Lender hereunder in respect of the Loans) of the U.S. Department of Treasury, or (y) to any item referred to in the preceding sentence that would not have been imposed but for the failure by such Lender to comply with any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections of such Lender with the United States if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such item.

     3.5 Illegality.

     (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

     (b) If a Lender determines that it is unlawful to maintain any Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.7, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan or Federal Funds Rate Loan.

     (c) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Eurodollar Rate Loans shall be instead Base Rate Loans, or Federal Funds Rate Loans.

     (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

     3.6 Increased Costs and Reduction of Return.

     (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any law or regulation, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loan, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for the cost of such increase.

     3.7 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

     (a) the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

     (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

     (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 3.3;

     (d) the prepayment or other payment (including after acceleration thereof) of any Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

     (e) the automatic conversion under Section 2.5 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period,

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section and under subsection 3.6(a), each Eurodollar Rate Loan made by a Lender and each related reserve, special deposit or similar requirement shall be conclusively deemed to have been funded at the LIBO-based rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded,.

     3.8 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Section 3 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     3.9 Substitution of Lenders. Upon the receipt by the Borrower from any Lender (an "Affected Lender") of a claim for compensation under Section 3.6, the Borrower may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (but no other Lender shall be required to do so); or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause
(ii) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     3.10  Survival.  The  agreements  and  obligations  of the Borrower in this
Section 3 shall survive the payment of all other Obligations.

4.   CONDITIONS.

     4.1 Conditions Precedent to the Effectiveness of this Agreement. The obligation of each Lender to make its initial extension of credit hereunder is subject to the condition that the Agent has received on or before the Closing Date all of the following in form and substance satisfactory to the Agent and each Lender, in sufficient copies for each Lender;

          (a) This Agreement and the Notes executed by each party thereto.

          (b) A copy of a resolution or resolutions adopted by the Board of Directors or Executive Committee of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and a copy of the Certificate of Incorporation and the By-Laws of the Borrower, similarly certified.

          (c) A certificate, signed by the Secretary or an Assistant Secretary of the Borrower and dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Agreement.

          (d) A certificate signed by the Chief Financial Officer, Treasurer or Corporate Controller of the Borrower that, as of the date hereof, there has been no material adverse change in its consolidated financial condition since December 31, 2002 not reflected on its Quarterly Report on Form 10-Q filed with the SEC for the period ending March 31, 2003.

          (e) A certificate, signed by the Secretary or an Assistant Secretary of the Borrower and dated the date hereof, as to the persons authorized to execute and deliver a Borrowing Advice, a Notice of Conversion/Continuation, and the Revolving Notes and the Term Notes. The Agent and each Lender may rely on such certificate with respect to the Revolving Loans and Term Loans hereunder unless and until it shall have received an updated certificate and, after receipt of such updated certificate, similarly may rely thereon.

          (f) A written opinion, dated the date hereof, of counsel for the Borrower, in the form of Exhibit E.

          (g) Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Citicorp USA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Citicorp USA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Citicorp USA); including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4.

          (h) Written evidence that all of the Borrowing Agreements have been or concurrently herewith are being terminated.

          (i) A certificate, signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower and dated as of the date hereof, which confirms that after giving effect to this Agreement, the aggregate principal amount of credit available under all of the Borrower's committed unsecured revolving credit facilities combined will not exceed the amount authorized under the resolutions of the Borrower referenced in subsection 4.1(b).

     4.2 Conditions Precedent to Revolving Loans and Term Loans. The obligation of each Lender to make any Revolving Loan or Term Loan to be made by it (including its initial Revolving Loan), or to continue or convert any Loan under
Section 2.5 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

The Agent shall have received a Borrowing Advice or a Notice of Conversion/Continuation, as applicable. Each Borrowing Advice or Notice of Conversion/Continuation given by the Borrower shall be deemed to be a representation and warranty by the Borrower to each Lender, effective on and as of the date of such Notice and as of such Borrowing Date for a Revolving Loan or Term Loan covered thereby, that (i) the representations and warranties set forth in Section 5 hereof are true and correct as of such date, and (ii) no Default or Event of Default has occurred and is continuing. No Lender shall be required to make any Loan hereunder if:

          (a) the Credit, the Revolving Credit Facility (in the case of a Revolving Loan) or the Term Loan Facility (in the case of a Term Loan) has been terminated; or

          (b) any of the representations or warranties of the Borrower set forth in Section 5 hereof shall prove to have been untrue in any material respect when made, or when any Default or Event of Default as defined in Section 8, has occurred; or

          (c) the Broker Subsidiary or SCM is in violation of minimum net capital requirements as described in Section 7.1; or

          (d) the Borrower's Consolidated Tangible Net Worth is below the Minimum Tangible Net Worth as described in Section 7.2; or

          (e) any amount owing with respect to any Commitment Fee or any outstanding Revolving Loan or Term Loan or any interest thereon or any other amount payable hereunder is due and unpaid.

5.   REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and each Lender, as of the date of delivery of this Agreement and as of the date of any Revolving Loan or Term Loan, as follows:

     5.1 Organization and Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power, authority and legal right and has all governmental licenses, authorizations, qualifications and approvals required to own its property and assets and to transact the business in which it is engaged; and all of the outstanding shares of capital stock of Borrower have been duly authorized and validly issued, are fully paid and non-assessable.

     5.2 Corporate Power and Authority. The Borrower has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement, and to borrow hereunder, and has taken all necessary corporate and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement and to authorize the execution and delivery of this Agreement, and the performance of the terms thereof.

     5.3 Enforceability. This Agreement has been duly authorized and executed by the Borrower, and when delivered to the Lenders will be a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

     5.4 No Violation of Laws or Agreements. The execution and delivery of this Agreement by the Borrower and the performance of the terms hereof will not violate any provision of any law or regulation or any judgment, order or determination of any court or governmental authority or of the charter or by-laws of, or any securities issued by, the Borrower or any provision of any mortgage, indenture, loan or security agreement, or other instrument, to which the Borrower is a party or which purports to be binding upon it or any of its assets in any respect that reasonably could be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole on a consolidated basis; nor will the execution and the delivery of this Agreement by the Borrower and the performance of the terms hereof result in the creation of any lien or security interest on any assets of the Borrower pursuant to the provisions of any of the foregoing.

     5.5 No Consents. Except as disclosed in writing by Borrower, no consents of others (including, without limitation, stockholders and creditors of the Borrower) nor any consents or authorizations of, exemptions by, or registrations, filings or declarations with, any Governmental Authority are required to be obtained by the Borrower in connection with the execution and delivery of this Agreement and the performance of the terms thereof.

     5.6 Financial Statements. The consolidated financial statements of the Borrower contained in the documents previously delivered to each Lender have been prepared in accordance with U.S. generally accepted accounting principles and present fairly the consolidated financial position of the Borrower.

     5.7 Broker Subsidiary Licenses, Etc. The Broker Subsidiary possesses all material licenses, permits and approvals necessary for the conduct of its business as now conducted and as presently proposed to be conducted as are required by law or the applicable rules of the SEC and the National Association of Securities Dealers, Inc.

     5.8  Broker  Subsidiary/Broker   Registration.  The  Broker  Subsidiary  is
registered as a broker-dealer under the Securities Exchange Act of 1934, as amended.

     5.9 Broker Subsidiary/SIPC. The Broker Subsidiary is not in arrears with respect to any assessment made upon it by the Securities Investor Protection Corporation, except for any assessment being contested by the Broker Subsidiary in good faith by appropriate proceedings and with respect to which adequate reserves or other provisions are being maintained to the extent required by U.S. generally accepted accounting principles.

     5.10 Taxes. The Borrower has paid and discharged or caused to be paid and discharged all taxes, assessments, and governmental charges prior to the date on which the same would have become delinquent, except to the extent that such taxes, assessments or charges are being contested in good faith and by appropriate proceedings by or on behalf of the Borrower and with respect to which adequate reserves or other provisions are being maintained to the extent required by U.S. generally accepted accounting principles.

     5.11 ERISA. The Borrower is in compliance with the provisions of and regulations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, applicable to any pension or other employee benefit plan established or maintained by the Borrower or to which contributions are made by the Borrower (the "Plans"). The Borrower has met all of the funding standards applicable to each of its Plans, and there exists no event or condition that would permit the institution of proceedings to terminate any of the Plans under Section 4042 of ERISA. The estimated current value of the benefits vested under each of the Plans does not, and upon termination of any of the Plans will not, exceed the estimated current value of any such Plan's assets. The Borrower has not, with respect to any of the Plans, engaged in a prohibited transaction set forth in Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code of 1986.

     5.12 No Extension of Credit for Default Remedy/Hostile Acquisition. The Borrower will not use any amounts borrowed by it under this Agreement to remedy a default under any mortgage, indenture, agreement or instrument under which there may be issued any Indebtedness of the Borrower to any bank or bank holding company, or their respective assignees, for borrowed money. Further, the Borrower will not use any amounts advanced to it under this Agreement for the immediate purpose of acquiring a company where the Board of Directors or other governing body of the entity being acquired has made (and not rescinded) a public statement opposing such acquisition.

     5.13 Use of Proceeds/Margin Regulations. The Borrower will use the proceeds for general corporate purposes, including, without limitation, for the back-up of the issuance of commercial paper notes. The Borrower will not use the proceeds of any loan provided hereby in such a manner as to result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     5.14 Authorized Persons. The persons named for such purpose in the certificates delivered pursuant to subsection 4.1(e) hereof are authorized to execute Borrowing Advices.

     5.15 Material Contracts. Borrower is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note or lease to which the Borrower is a party or by which it may be bound.

     5.16 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Subsidiaries before any court, arbitrator, governmental body, agency or official in which there is a significant probability of an adverse decision which could have a material adverse affect on the business or the financial condition of the Borrower.

     5.17 Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

6.   AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that so long as any Lender shall have a Commitment hereunder or any Loan or other obligation hereunder shall remain outstanding, unpaid or unsatisfied and until full payment of all amounts due to the Lenders hereunder, it will, unless and to the extent the Required Lenders waive compliance in writing:

     6.1 Notice of Events of Default. Give prompt notice to the Agent and each Lender, no later than three Business Days after becoming aware thereof, of any Default or Event of Default.

     6.2 Financial Statements. Deliver to the Agent, in form and detail satisfactory to the Agent and the Required Lenders with sufficient copies for each Lender, within ten Business Days of the filing thereof with the SEC, a copy of each registration statement filed under the Securities Act of 1933, a copy of each filing (including exhibits) made by the Borrower with the SEC under the Securities Exchange Act of 1934, as amended, accompanied by a compliance certificate with an attached schedule of calculations (in the form attached hereto as Schedule 6.2) demonstrating compliance with the Section 7.1 and 7.2 financial covenants; and, in the event the Borrower requests an extension of any such filing from the SEC, promptly (but not later than the second Business Day following the filing of such request) deliver a copy of such request to the Agent.

     6.3 Insurance. Maintain and keep in force in adequate amounts such insurance as is usual in the business carried on by the Borrower and cause the Broker Subsidiary to maintain and keep in force in adequate amounts such insurance as is usual in the business carried on by the Broker Subsidiary.

     6.4 Books and Records. Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with U.S. generally accepted accounting principles and practices and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof.

     6.5 Change in Business. Advise the Agent and such Lender, in a timely manner, of material changes to the nature of business of the Borrower or the Broker Subsidiary as at present conducted. The Broker Subsidiary is at present engaged in the business of providing financial services, primarily to individual investors and/or their advisors.

7.   NEGATIVE COVENANTS.

     The Borrower covenants and agrees that so long as any Lender shall have any Commitment hereunder, or any Loan or other obligation, shall remain outstanding, unpaid or unsatisfied and until full payment of all amounts due to the Lenders hereunder, unless and to the extent the Required Lenders waive compliance in writing:

     7.1 Net Capital. The Borrower will not permit the Broker Subsidiary to allow (a) the average of two consecutive month-end Net Capital Ratios to be less than 7%, or (b) any month-end Net Capital Ratio to be less than 5%. The Borrower similarly will not permit SCM to allow (i) the average of two consecutive month-end Net Capital Ratios to be less than 7%, or (ii) any month-end Net Capital Ratio to be less than 5%.

     7.2  Minimum   Tangible  Net  Worth.   The  Borrower  will  not  allow  its
Consolidated Tangible Net Worth to fall below the Minimum Tangible Net Worth.

     7.3 Merger/Disposition of Assets. The Borrower will not (i) permit either Broker Subsidiary or Intermediate Parent to (a) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (b) convey or transfer its properties and assets substantially as an entirety except to one or more Controlled Subsidiaries; or (ii) except as permitted by subsection 7.3(i) sell, transfer or otherwise dispose of any voting stock of Broker Subsidiary or Intermediate Parent, or permit either Broker Subsidiary or Intermediate Parent to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to any such transaction, Broker Subsidiary or Intermediate Parent, as the case may be, remains a Controlled Subsidiary.

     7.4 Broker Subsidiary Indebtedness. The Borrower will not permit the Broker Subsidiary to create, incur or assume any Indebtedness other than:

          (a) (i) Indebtedness to customers, other brokers or dealers, securities exchanges or securities markets, self-regulatory organizations, clearing houses and like institutions (including, without limitation, letters of credit or similar credit support devices issued for the account of Broker Subsidiary and for the benefit of any of the foregoing in order to comply with any margin, collateral or similar requirements imposed by or for the benefit of any of the foregoing), (ii) "broker call" credit, (iii) indebtedness consisting of borrowings secured solely by margin loans made by Broker Subsidiary, together with any underlying collateral of Broker Subsidiary, (iv) stock loans, (v) obligations to banks for disbursement accounts, (vi) Indebtedness incurred for the purchase of tangible personal property on a non-recourse basis or for the leasing of tangible personal property under a capitalized lease, (vii) Indebtedness incurred for the purchase, installation or servicing of computer equipment and software, and
     (viii) Indebtedness incurred in the ordinary course of the Broker Subsidiary's business, to the extent not already included in the foregoing clauses (i) through (vii);

          (b) intercompany Indebtedness; and

          (c) other Indebtedness in the aggregate not exceeding $100,000,000.

     7.5 Indebtedness Secured by Subsidiary Stock. The Borrower will not, and will not permit any Subsidiary at any time directly or indirectly to create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (hereinafter referred to as a "lien") on the voting stock of any Subsidiary without making effective provision whereby the Revolving Notes and the Term Notes shall be secured equally and ratably with such secured Indebtedness so long as other Indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to Permitted Liens (as defined in Section 7.6 below).

     7.6 Liens and Encumbrances. The Borrower will not create, incur, assume or suffer to exist any lien or encumbrance upon or with respect to any of its properties, whether now owned or hereafter acquired, except the following (the "Permitted Liens"):

          (a) liens securing taxes, assessments or governmental charges or levies, or in connection with workers' compensation, unemployment insurance or social security obligations, or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons not yet delinquent or which are being contested in good faith by appropriate proceedings with respect to which adequate reserves or other provisions are being maintained to the extent required by U.S. generally accepted accounting principles;

          (b) liens not for borrowed money incidental to the conduct of its business or the ownership of property that do not materially detract from the value of any item of property;

          (c) attachment, judgment or other similar liens arising in the connection with court proceedings that do not, in the aggregate, materially detract from the value of its property, materially impair the use thereof in the operation of its businesses and (i) that are discharged or stayed within sixty (60) days of attachment or levy, or (ii) payment of which is covered in full (subject to customary and reasonable deductibles) by insurance or surety bonds; and

          (d) liens existing at Closing Date provided that the obligations secured thereby are not increased.

8.   EVENTS OF DEFAULT.

     8.1 Defaults. The occurrence of any of the following events shall constitute an "Event of Default":

          (a) The Borrower shall fail to pay any interest with respect to the Revolving Notes or the Term Notes or any Commitment Fee in accordance with the terms hereof within 10 days after such payment is due.

          (b) The Borrower shall fail to pay any principal with respect to the Revolving Notes or the Term Notes in accordance with the terms thereof on the date when due.

          (c) Any representation or warranty made by the Borrower herein or hereunder or in any certificate or other document furnished by the Borrower hereunder shall prove to have been incorrect when made (or deemed made) in any respect that is materially adverse to the interests of the Lenders or their rights and remedies hereunder.

          (d) Except as specified in (a) and (b) above, the Borrower shall default in the performance of, or breach, any covenant of the Borrower with respect to this Agreement, and such default or breach shall continue for a period of thirty days after there has been given, by registered or certified mail, to the Borrower by the Agent a written notice specifying such default or breach and requiring it to be remedied.

          (e) An event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Borrower in a principal amount not less than $75,000,000, shall have occurred and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it otherwise would become due and payable, or an event of default or a termination event as defined in any Hedge Agreement shall have occurred and shall result in a net payment obligation of the Borrower thereunder of not less than $75,000,000; provided, however, that if such event of default shall be remedied or cured by the Borrower, or waived by the holders of such Indebtedness, within twenty days after the Borrower has received written notice of such event of default and acceleration, then the Event of Default hereunder by reason thereof shall be deemed likewise to have thereupon been remedied, cured or waived without further action upon the part of either the Borrower or the Agent and Lenders.

          (f) Any involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief against the Borrower or the Broker Subsidiary, or against all or a substantial part of the property of either of them, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law, (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Borrower or the Broker Subsidiary or for all or a substantial part of the property of either of them, or (iii) the winding-up or liquidation of the Borrower or the Broker Subsidiary; and, in any such case, such involuntary proceeding or involuntary petition shall continue undismissed for 60 days, or, before such 60-day period has elapsed, there shall be entered an order or decree ordering the relief requested in such involuntary proceeding or involuntary petition.

          (g) The Borrower or the Broker Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or Broker Subsidiary or for any substantial part of its respective properties, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its respective debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

          (h) A final judgment or judgments for the payment of money in excess of $75,000,000 in the aggregate shall be entered against the Borrower by a court or courts of competent jurisdiction, and the same shall not be discharged (or provisions shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (i) At any time after a Change in Control, the Borrower fails to maintain at least one of the following credit ratings for its Senior Medium-Term Notes, Series A: (a) BBB- (or better) by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc., or (b) Baa3 (or better) by Moody's Investors Service, Inc.

     8.2 Remedies. If an Event of Default occurs and is continuing, then and in every such case the Agent shall, at the request of, or may, with the consent of, the Required Lenders (i) declare the Commitment of each Lender to make Loans to be terminated whereupon such Commitments and obligation shall be terminated, and declare the unpaid principal of all outstanding Loans, any and all accrued and unpaid interest, any accrued and unpaid Commitment Fees, or any other amounts owing or payable under the Notes, to be immediately due and payable, by a notice in writing to the Borrower, and upon such declaration such principal, interest, Commitment Fees, or other amounts payable hereunder and accrued thereon shall become immediately due and payable, together with any funding losses that may result as a consequence of such declaration, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower; provided, however, that in the case of any of the Events of Default specified in subsection (f) or (g) of Section 8.1, automatically without any notice to the Borrower or any other act by the Agent, the Credit and the obligations of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans, any accrued and unpaid interest, any accrued and unpaid Commitment Fees or any other amounts payable hereunder shall become immediately due and payable, together with any funding losses that may result as a consequence thereof, without further act of the Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

9.   THE AGENT.

     9.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     9.4 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from any such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share, of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.8 Agent in Individual Capacity. Citicorp USA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Citicorp USA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citicorp USA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Citicorp USA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

     9.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders and Borrower. If the Agent resigns under this Agreement, the Required Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent with the consent of the Borrower, which consent shall not be unreasonably withheld, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The retiring Agent shall refund to Borrower that portion of any agency fee paid to such Agent as is not earned due to such Agent's resignation, prorated to the date of such Agent's resignation.

9.10     Withholding Tax.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in any subsequent calendar year during which the Form W-8BEN (or any successor thereto) then in effect expires;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed copies of IRS Form W-8ECI or any successor form thereto before the payment of any interest is due in the first taxable year of such Lender and before the payment of any interest in any subsequent calendar year during which the Form W-8ECI (or any successor thereto) then in effect expires; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Lender agrees to promptly notify the Agent of any change in circumstances which would render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN or any successor form thereto as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI or any successor form thereto with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent or if any Lender which is a "foreign corporation, partnership or trust" within the meaning of the Code is not entitled to claim exemption from or a reduction of U.S. withholding tax under Section 1441 or 1442 of the Code, then the Agent shall withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason other than the Agent's gross negligence or willful misconduct) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     9.11  Co-Agents.  None of the  Lenders  identified  on the  facing  page or signature pages of this Agreement as a "co-agent", "managing agent", "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent", "syndication agent" or "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.  MISCELLANEOUS.

     10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

          (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Lenders;

     and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2 Notices.

          (a) All notices, requests and other communications shall be either (i) in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2) or (ii) as and to the extent set forth in clause (d) below, by electronic mail.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, faxed or e-mailed, be effective when delivered for overnight (next-day) delivery, transmitted in legible form by facsimile machine (provided that the sender has retained its facsimile machine-generated confirmation of the receipt of such fax by the recipient's facsimile machine) or transmitted by e-mail (provided that the e-mail was sent to the e-mail address provided by the recipient and that the e-mail was not returned to the sender as undeliverable), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to
     Section 2 or 9 shall not be effective until actually received by the Agent.

          (c) The agreement of the Agent and the Lenders herein to receive certain notices by telephone, facsimile or e-mail is solely for the convenience of the Borrower, the Agent and the Lenders. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person who is named in the then-current certificate delivered pursuant to subsection 4.1(e) hereof as authorized to execute Borrowing Advices (each an "Authorized Person") and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic, facsimile or e-mail notice, provided the Agent and the Lenders reasonably believe such Person to be an Authorized Person. The obligation of the Borrower to repay the Loans shall not be affected in any way to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic, facsimile or e-mail notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic, facsimile or e-mail notice.

          (d) The compliance certificate described in Section 6.2 shall be delivered to the Agent by the Borrower by mail or overnight delivery. Except for the compliance certificate described in Section 6.2, materials required to be delivered pursuant to Section 6.2 shall be delivered to the Agent in an electronic medium format reasonably acceptable to the Agent by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Agent may make such materials (collectively, the "Communications") available to the Lenders by posting such materials on IntraLinks, "e-Disclosure" (the Agent's internet delivery system that is part of SSB Direct, Global Fixed Income's primary web portal) or a substantially similar electronic transmission system (collectively, the "Platform"). In addition, to the extent the Borrower in its sole discretion so elects and confirms in writing or by e-mail to the Agent, any other written information, documents, instruments or other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby and supplied by the Borrower to the Agent (other than any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent set forth in Section 4.1 or
     Section 4.2), shall, to the extent of such election and confirmation by the Borrower, constitute materials that are "Communications" for purposes of this subparagraph (d). The Borrower and each of the Lenders acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform (provided, as to such disclaimer, that the Agent and its Affiliates have not been grossly negligent or engaged in any willful misconduct in respect of the Platform). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

          (e) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.


          10.3 No Waiver-Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          10.4 Costs and Expenses. The Borrower shall:

               (a)  whether  or not the  transactions  contemplated  hereby  are consummated, pay or reimburse Citicorp USA including in its capacity as Agent and Lender within five Business Days after demand, subject to subsection 4.1(g) for all reasonable costs and expenses incurred by Citicorp USA including in its capacity as Agent and Lender in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Citicorp USA (including in its capacity as Agent and Lender with respect thereto); and

               (b) pay or reimburse the Agent, the Arranger and each Lender within five Business Days after demand (subject to subsection 4.1(g)) for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding). In connection with any claim, demand, action or cause of action relating to the enforcement, preservation or exercise of any rights or remedies covered by this Section 10.4 against the Borrower, all Lenders shall be represented by the same legal counsel selected by such Lenders; provided, that if such legal counsel determines in good faith that representing all such Lenders would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a claim is available to a Lender that is not available to all such Lenders, then to the extent reasonably necessary to avoid such a conflict of interest or to permit an unqualified assertion of such a claim, each Lender shall be entitled to separate representation by legal counsel selected by that Lender, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Lenders.

     10.5 Borrower Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. If any claim, demand, action or cause of action is asserted against any Indemnified Person, such Indemnified Person shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by Borrower in writing, such Indemnified Person shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnified Person that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent. In connection with any claim, demand, action or cause of action covered by this Section 10.5 against more than one Indemnified Person, all such Indemnified Person shall be represented by the same legal counsel selected by the Indemnified Persons and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnified Persons would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnified Person that is not available to all such Indemnified Persons, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnified Person shall be entitled to separate representation by legal counsel selected by that Indemnified Person and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnified Persons. The agreements in this Section shall survive payment of all other Obligations.

     10.6 Payments Set Aside. To the extent that the Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise any right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

     10.8 Assignments, Participations Etc.

          (a) Any Lender may, with the written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld (except Borrower's consent shall not be required if (i) a Default or an Event of Default exists and is continuing, and (ii) the Eligible Assignee is not engaged in the securities brokerage business or the investment advisory business), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000; provided, however, that the Borrower and, the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (C) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Agent notifies the assignor Lender and the Borrower that it has received (and the Borrower and the Agent have provided their consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 10.8(a)), the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Commitment retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assignor Lender pro tanto.

          (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 9.10 as if such Person were a Lender and provide that the Agent and the Borrower shall be third party beneficiaries of such covenant.

          (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (f) Any Lender (a "Granting Lender") may, with notice to the Agent, grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement. The funding of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in the foregoing or anywhere else in this Agreement, (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, and
     (iii) the Borrower and Agent shall continue to deal exclusively with the Granting Lender and any funding by an SPC hereunder shall not constitute an assignment, assumption or participation of any rights or obligations of the Granting Lender. Any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC, provided, as a condition precedent to such disclosure, (A) such agency, dealer or provider has delivered to such Granting Lender for the benefit of Borrower a written confidentiality agreement substantially similar to Section 10.9, and (B) simultaneous with or prior to such disclosure, such Granting Lender has given written notice to Borrower of the agency, dealer or provider to which such disclosure is being made and the contents of such disclosure. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

     10.9 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower or from the Agent on such
Borrower's behalf, pursuant to this Agreement in confidence, except for disclosure: (a) to legal counsel and accountants for Borrower or any Lender;
(b) to other professional advisors to Borrower or any Lender, provided that the recipient has delivered to such Lender a written confidentiality agreement substantially similar to this Section 10.9; (c) to regulatory officials having jurisdiction over any Lender; (d) as required by applicable law or legal process or in connection with any legal proceeding in which any Lender and Borrower are adverse parties; and (e) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of any Lender's interests hereunder or a participation interest in the Revolving Note and/or the Term Note, each in accordance with Section 10.8 hereof, provided that the recipient has delivered to such Lender a written confidentiality agreement substantially similar to this Section 10.9. Each Lender further agrees that it will not use such confidential information in any activity or for any purpose other than the administration of credit facilities extended to Borrower and its Subsidiaries and, without limitation, will take such steps as are reasonably appropriate to preclude access to any such confidential information to be obtained by any Person employed by any Lender, or by an affiliate of any Lender, who is not involved in the administration of credit facilities extended to Borrower and its Subsidiaries. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably specified by Borrower as confidential, other than (i) information filed with any governmental agency and available to the public, and
(ii) information disclosed by Borrower to any Person not associated with Borrower without a written confidentiality agreement substantially similar to this Section 10.9. Certain of the confidential information pursuant to this Agreement is or may be valuable proprietary information that constitutes a trade secret of Borrower or its Subsidiaries; neither the provision of such confidential information to any Lender or the limited disclosures thereof permitted by this Section 10.9 shall affect the status of any such confidential information as a trade secret of Borrower and its Subsidiaries. Each Lender, and each other Person who agrees to be bound by this Section 10.9, acknowledges that any breach of the agreements contained in this Section 10.9 would result in losses that could not be reasonably or adequately compensated by money damages. Accordingly, if any Lender or any other person breaches its obligations hereunder, such Lender or such other Person recognizes and consents to the right of Borrower, Intermediate Parent, and/or Broker Subsidiary to seek injunctive relief to compel such Lender or other Person to abide by the terms of this
Section 10.9. Notwithstanding anything herein to the contrary, the Borrower and its officers, directors, employees, agents and advisors and the Lenders and their officers, directors, employees, agents and advisors may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower or the Lenders, as the case may be, if any, relating to such U.S. tax treatment and tax structure. In interpreting the immediately preceding sentence, it is the express intent of the parties that each taxpayer that is or may become a party to this Agreement is expressly authorized to disclose whatever information (but only such information) as may be necessary and/or required such that the transactions contemplated hereby will not be "confidential transactions" within the meaning of either Treas. Reg. Section 1.6011-4(b)(3) or Treas. Reg. Section 301.6111-2(a)(2)(ii), as such regulations maybe amended, modified or clarified. For there purposes, "tax treatment" and "tax structure" shall have the meanings ascribed in Treas. Reg. Section 1.6011-4(c)(8)-(9), and shall not include information related to the identity of any participant.

     10.10 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agent and the Arranger, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.14 Governing Law and Jurisdiction.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

          10.15 Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the
     Borrower,   the  Lenders  and  the  Agent,  and  supersedes  all  prior  or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

          10.17 Headings. Articles and Section headings in this Agreement are included herein for the convenience of reference only.

                            (SIGNATURE PAGE FOLLOWS)




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                        Borrower:

                                        THE CHARLES SCHWAB CORPORATION

                                        By:/s/ Christopher V. Dodds
                                           ----------------------------------

                                        Name:  Christopher V. Dodds

                                        Title:    Executive Vice President
                                                  and Chief Financial Officer

                                        Lenders:

                                        CITICORP USA, INC., as Agent and
                                        individually as Lender

                                        By:/s/ Robert A. Danziger
                                           ------------------------------------

                                        Name:  Robert A. Danziger
                                             ----------------------------------

                                        Title: Attorney-In-Fact
                                              ---------------------------------


                                        BANK OF AMERICA, N.A.

                                        By:/s/ Eyal Namordi
                                           ------------------------------------

                                        Name:  Eyal Namordi
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        BANK ONE, NA

                                        By:/s/ Ryan R. Fibiger
                                           ------------------------------------

                                        Name:  Ryan R. Fibiger
                                             ----------------------------------

                                        Title: Associate Director
                                              ---------------------------------


                                        PNC BANK, NATIONAL ASSOCIATION

                                        By:/s/ Philip K. Liebscher
                                           ------------------------------------

                                        Name:  Philip K. Liebscher
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        WESTLB AG, NEW YORK BRANCH

                                        By:/s/ Terence R. Law
                                           ------------------------------------

                                        Name:  Terence R. Law
                                             ----------------------------------

                                        Title: Executive Director
                                              ---------------------------------

                                        By:/s/ Robert D. Weiser
                                           ------------------------------------

                                        Name:  Robert D. Weiser
                                             ----------------------------------

                                        Title: Director
                                              ---------------------------------


                                        COMMERZBANK AG NEW YORK AND
                                        GRAND CAYMAN BRANCHES

                                        By:/s/ Arndt E. Bruns
                                           ------------------------------------

                                        Name:  Arndt E. Bruns
                                             ----------------------------------

                                        Title: Assistant Vice President
                                              ---------------------------------

                                        By:/s/ Michael P. McCarthy
                                           ------------------------------------

                                        Name:  Michael P. McCarthy
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:/s/ W. Jay Buckley
                                           ------------------------------------

                                        Name:  W. Jay Buckley
                                             ----------------------------------

                                        Title: First Vice President
                                              ---------------------------------


                                        LLOYDS TSB BANK PLC

                                        By:/s/ Matthew S.R. Tuck
                                           ------------------------------------

                                        Name:  Matthew S.R. Tuck
                                             ----------------------------------

                                        Title: Vice President, Financial
                                               Institutions, USA TD20
                                              ---------------------------------

                                        By:/s/ Paul D. Briamonte
                                           ------------------------------------

                                        Name:  Paul D. Briamonte
                                             ----------------------------------

                                        Title: Director Project Finance (USA)
                                               B374
                                              ---------------------------------


                                        NORDDEUTSCHE LANDESBANK GIROZENTRALE,
                                        NEW YORK BRANCH AND/OR CAYMAN ISLANDS
                                        BRANCH

                                        By:/s/ Georg L. Peters
                                           ------------------------------------

                                        Name:  Georg L. Peters
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------

                                        By:/s/ Jan de Jonge
                                           ------------------------------------

                                        Name:  Jan de Jonge
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION

                                        By:/s/ Jason Paulnock
                                           ------------------------------------

                                        Name:  Jason Paulnock
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------

                                        By:/s/ Beth C. McGinnis
                                           ------------------------------------

                                        Name:  Beth C. McGinnis
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        BANK OF HAWAII

                                        By:/s/ Scott Nahme
                                           ------------------------------------

                                        Name:  Scott Nahme
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        BNP PARIBAS

                                        By:/s/ Frank Sodano
                                           ------------------------------------

                                        Name:  Frank Sodano
                                             ----------------------------------

                                        Title: Managing Director
                                              ---------------------------------

                                        By:/s/ Richard Ungaro
                                           ------------------------------------

                                        Name:  Richard Ungaro
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION

                                        By:/s/ Jeff Hudson
                                           ------------------------------------

                                        Name:  Jeff Hudson
                                             ----------------------------------

                                        Title: Sr. Vice President
                                              ---------------------------------


                                        HARRIS TRUST AND SAVINGS BANK

                                        By:/s/ Charles F. Howes
                                           ------------------------------------

                                        Name:  Charles F. Howes
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        HSBC BANK USA

                                        By:/s/ Paul Lopez
                                           ------------------------------------

                                        Name:  Paul Lopez
                                             ----------------------------------

                                        Title: First Vice President
                                              ---------------------------------


                                        JPMORGAN CHASE BANK

                                        By:/s/ Pandora Setian
                                           ------------------------------------

                                        Name:  Pandora Setian
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        MELLON BANK, N.A.

                                        By:/s/ Thomas Caruso
                                           ------------------------------------

                                        Name:  Thomas Caruso
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        UBS AG, CAYMAN ISLANDS BRANCH

                                        By:/s/ Patricia O'Kicki
                                           ------------------------------------

                                        Name:  Patricia O'Kicki
                                             ----------------------------------

                                        Title: Director
                                              ---------------------------------

                                        By:/s/ Wilfred Saint
                                           ------------------------------------

                                        Name:  Wilfred Saint
                                             ----------------------------------

                                        Title: Associate Director
                                              ---------------------------------


                                        U.S. BANK, N.A.

                                        By:/s/ Woody Johnson
                                           ------------------------------------

                                        Name:  Woody Johnson
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------


                                        FIRST HAWAIIAN BANK

                                        By:/s/ Charles L. Jenkins
                                           ------------------------------------

                                        Name:  Charles L. Jenkins
                                             ----------------------------------

                                        Title: Vice President, Manager
                                              ---------------------------------

                                   Schedule 1
                                   ----------

                              LENDERS' COMMITMENTS
                              --------------------

The  Charles  Schwab   Corporation   $800,000,000   Credit  Agreement   (364-Day
Commitment) dated as of June 20, 2003.

                                                      Lender Commitment Amount

1.   Citicorp USA, Inc.                                 1.  $75,000,000
2.   Bank of America, N.A.                              2.   65,000,000
3.   Bank One, NA                                       3.   65,000,000
4.   PNC Bank, National Association                     4.   65,000,000
5.   WestLB AG, New York Branch                         5.   65,000,000
6.   Commerzbank AG New York and                        6.   45,000,000
       Grand Cayman Branches
7.   Credit Lyonnais                                    7.   45,000,000
8.   Lloyds TSB Bank plc                                8.   45,000,000
9.   Norddeutsche Landesbank Girozentrale,              9.   45,000,000
       New York Branch and/or Cayman Islands Branch
10.  Wells Fargo Bank, National Association             10.  45,000,000
11.  Bank of Hawaii                                     11.  25,000,000
12.  BNP Paribas                                        12.  25,000,000
13.  First Tennessee Bank National Association          13.  25,000,000
14.  Harris Trust and Savings Bank                      14.  25,000,000
15.  HSBC Bank USA                                      15.  25,000,000
16.  JPMorgan Chase Bank                                16.  25,000,000
17.  Mellon Bank, N.A.                                  17.  25,000,000
18.  UBS AG, Cayman Islands Branch                      18.  25,000,000
19.  U.S. Bank, N.A.                                    19.  25,000,000
20.  First Hawaiian Bank                                20.  15,000,000

                                                  Total    $800,000,000

                                   Schedule 2
                                   ----------
                          LIST OF BORROWING AGREEMENTS
                          ----------------------------

     1. $1,000,000,000 Credit Agreement (364-Day Commitment) dated as of June 20, 2002 among the Borrower, the lenders party thereto, and Citicorp USA, Inc., as administrative agent for such lenders.

                                  Schedule 6.2
                                  ------------
                             COMPLIANCE CERTIFICATE
                             ----------------------

     I, ____________________,  certify that I am the  _______________________ of
The Charles Schwab Corporation (the "Borrower"), and that as such I am authorized to execute this Compliance Certificate on behalf of the Borrower, and do hereby further certify on behalf of the Borrower that:

     1. I have reviewed the terms of that certain Credit Agreement (364-Day Commitment) dated as of June 20, 2003 among the Borrower, the financial institutions named therein (the "lenders") and Citicorp USA, Inc., as Agent for the lenders (the "Credit Agreement"), and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements dated ______________, 200__.

     2. The examination described in paragraph 1 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

     3. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in Sections 7.1 and 7.2 of the Credit Agreement, all of which data and computations are true, complete and correct. Capitalized terms not otherwise defined herein are defined in the Credit Agreement.

     4. Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

     The foregoing  certifications,  together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___ day of _____________ 200__.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

                         The Charles Schwab Corporation

                      Credit Agreement (364-Day Commitment)
                            Dated as of June 20, 2003

                                   Schedule I
                                       to
                             Compliance Certificate
                             (Dollars in Thousands)

1.   Net Capital Ratio of the Broker Subsidiary and SCM.

     Requirement: Broker Subsidiary and SCM - month-end ratio not less than 5%, 2-month average not less than 7%.


                     Net Capital Ratio for Broker Subsidiary
                     ---------------------------------------

     Month             Month-end Ratio            2-Month Average
     -----             ---------------            ---------------





                            Net Capital Ratio for SCM
                            -------------------------

     Month             Month-end Ratio            2-Month Average
     -----             ---------------            ---------------





2.   Minimum Tangible Net Worth of Borrower.

     Requirement: As of _____________, 200___, required Minimum Tangible Net Worth is $2,000,000,000 plus 50% of cumulative Net Earnings from June 30, 2003.

                                  Schedule 10.2
                                  -------------

                                     NOTICES
                                     -------

If to the Borrower:

If by U.S. mail:           The Charles Schwab Corporation
                           Treasury Department
                           Attn:  Michael Canady or Successor
                           211 Main St. (Mail Stop SF120KNY-09-305)
                           San Francisco, CA 94105

If by hand delivery
(including courier
and overnight
messenger service):        The Charles Schwab Corporation
                           Treasury Department
                           Attn:  Michael Canady or Successor
                           120 Kearny St. 9th Floor
                           San Francisco, CA 94104

Telephone:                 (415) 636-9803
Facsimile:                 (415) 636-9892

If to the Agent:

     See information under Citicorp USA, Inc. in table below pertaining to Lenders.

If to the Lenders:

Credit Contact                    Operations Contact                 Lending Office               Payment Instructions
--------------                    ------------------                 --------------               --------------------
Bank of America, N.A.             Bank of America, N.A.              Bank of America, N.A.        Bank of America, N.A.
231 South LaSalle Street          101 N. Tryon Street                101 N. Tryon Street          ABA #:  053000196
Chicago, IL  60604                Charlotte, NC 28255-0001           Charlotte, NC 28255          Charlotte, NC
Attention:  Eyal Namordi          Attention:  Edna Reganess                                       Acct #:  1366212250600
(312) 828-2575                    (704) 386-8201                                                  Attention: Credit Services
Fax:  (415) 503-5142              Fax: (704) 409-0058                                             Ref:  The Charles Schwab
                                                                                                        Corporation
Bank of Hawaii                    Bank of Hawaii                     Bank of Hawaii               Bank of Hawaii
130 Merchant Street               949 Kamokila Blvd., 2nd Floor      949 Kamokila Blvd.           ABA #: 1213-01028
20th Floor                        Kapolei, HI 96707                  2nd Floor                    Honolulu, HI
Honolulu, HI 96813                Attention: Debbie Sullivan         Kapolei, HI 96707            Acct #: 9298-540626
Attention: Scott Nahme            (808) 693-1694                                                  Acct Name:
           Vice President         Fax:  (808) 693-1672                                            Bank of Hawaii
(808) 537-8689                                                                                    Attn:
Fax:  (808) 537-8301                                                                              Business Loan Center
                                                                                                  Ref: The Charles Schwab
                                                                                                  Corporation

Bank One, NA                      Bank One, NA                       Bank One, NA                 Bank One, NA
153 W. 51st Street                (Main Office Chicago)              One Bank One Plaza           (Main Office Chicago)
New York, NY 10019                One Bank One Plaza                 Chicago, IL 60670            ABA #:  071000013
Attention: Andrea S. Kantor       Chicago, IL 60670                                               Chicago, IL
           First Vice President   Attention:  Vickie Kobierski                                    Acct #:  481152860000
(212) 373-1023                                Asst. Vice President                                Acct Name:
Fax:  (212) 373-1180              (312) 732-5627                                                  LS2 Incoming Clearing
                                  Fax: (312) 732-3537                                             Attention:
                                                                                                  Vickie Kobierski

BNP Paribas                       BNP Paribas                        BNP Paribas                  BNP New York
787 7th Avenue, 27th Floor        787 7th Avenue, 27th Floor         787 7th Avenue, 27th Floor   ABA #:  026007689
New York, NY 10019                New York, NY 10019                 New York, NY 10019           New York, NY
Attention: Frank Sodano           Attention: Frank Chiofalo                                       Acct #: 10313000103
           Director               (212) 841-2297                                                  Attn:  Loan Services
(212) 841-2084                    Fax:  (212) 841-2717                                            Clearing Account
Fax:  (212) 841-2717

Citicorp USA, Inc.                Citicorp USA, Inc.                 Citicorp USA, Inc.           Citibank NA
388 Greenwich Street              2 Penn's Way, Suite 200            399 Park Avenue              ABA #:  021-000-089
New York, NY 10013                New Castle, DE 19720               New York, NY 10043           New York, NY
Attention: Michael Mauerstein     Attention:  Lee Ocasio                                          Acct #:  40610794
           Vice President                     Assistant Manager                                   Acct Name:
(212) 816-3431                    (302) 894-6065                                                  Wall Street Fees
Fax:  (212) 816-4140              Fax: (302) 894-6120                                             Attention: Lee Ocasio
                                                                                                  Ref:  The Charles Schwab
                                                                                                  Corporation

Commerzbank AG New York and       Commerzbank AG New York and        Commerzbank AG New York      Commerzbank AG New York
Grand Cayman Branches             Grand Cayman Branches              and Grand Cayman Branches    and Grand Cayman Branches
Two World Financial Center        Two World Financial Center         Two World Financial Center   ABA #:  026008044
New York, NY  10281               New York, NY  10281                New York, NY  10281          Acct. No. 150-1035104
Attention: Michael McCarthy       Attention: Arndt Bruns             Attention:Cheriese           for The Charles Schwab
           Vice President                    Asst. Vice President              Brathwaite         Corporation
(212) 266-7325                    (212) 266-7736                     (212) 266-7775               Attn:  Commercial
Fax:  (212) 266-7629              Fax:  (212) 266-7629               Fax:  (212) 266-7491         Lending Service


Credit Lyonnais,                  Credit Lyonnais,                   Credit Lyonnais,             Credit Lyonnais,
New York Branch                   New York Branch                    New York Branch              New York Branch
1301 6th Avenue                   1301 6th Avenue                    1301 6th Avenue              ABA #:  026-008-073
New York, NY 10019                New York, NY 10019                 New York, NY 10019           New York, NY
Attention: Michael Bertolucci     Attention:  Seth Ruffer                                         Acct #:
           Vice President                     Asst. Vice President                                01-88179-3701-00
(212) 261 7096                    (212) 261-7410                                                  Acct Name:
Fax:   (212) 261 3438             Fax: (212) 261-3401                                             Loan Servicing
                                                                                                  Attention: S. Ruffer
                                                                                                  Ref:  The Charles
                                                                                                  Schwab Corporation

First Hawaiian Bank               First Hawaiian Bank                First Hawaiian Bank          First Hawaiian Bank
999 Bishop Street, 11th Floor     999 Bishop Street, 11th Floor      999  Bishop  Street, 11th    ABA #:  1213-0101-5
Honolulu, HI 96813                Honolulu, HI 96813                 Floor                        Honolulu, HI
Attention: Charles L. Jenkins     Attention: Brenda Deakins/         Honolulu, HI 96813           Acct #: 205150109100
           VP / MGR                          Vicki Tanaka                                         Attn:
(808) 525-6289                               Operations Officer                                   CRED WH LN SVCG
Fax:  (808) 525-6372              (808) 525-8100 / 8106                                           Ref: The Charles Schwab
                                  Fax:  (808) 525-5085                                            Corporation


First Tennessee Bank              First Tennessee Bank               First Tennessee Bank         First Tennessee Bank
National Association              National Association               National Association         National Association
165 Madison Avenue, 9th Floor     165 Madison Avenue, 9th Floor      165 Madison Avenue,          ABA #:  084000026
Memphis, TN 38103-2723            Memphis, TN 38103-2723             9th Floor                    Memphis, TN
Attention: James H. Moore, Jr.    Attention: Linda Nguyen            Memphis, TN 38103-2723       Acct #: 114174-6830
           Senior Vice                       Sales Assistant                                      Acct Name:
           President              (901) 523-4118                                                  Bank Secrecy
(901) 523-4108                    Fax:  (901) 523-4267                                            Attn:  Linda Nguyen
Fax:  (901) 523-4267

Harris Trust and Savings Bank     Harris Trust and Savings Bank      Harris Trust and Savings     Harris Trust and Savings
111 West Monroe, 5 East           111 West Monroe, 5 East            Bank                         Bank
Chicago, IL  60603                Chicago, IL  60603                 111 West Monroe              Chicago, IL
Attn:  Charles F. Howes           Attn:  Marielcy Romero             Chicago, IL  60603           Acct Name:  Loan Accounting
       Vice President                    Collateral Specialist                                    Ref:  The Charles  Schwab
(312) 461-4813                    (312) 461-3524                                                  Corp
F:  (312) 765-8201                F:  (312) 293-5030                                              Attn: M. Romero


HSBC Bank USA                     HSBC Bank USA                      HSBC Bank USA                HSBC Bank USA
HSBC Tower, 452 5th  Avenue       1 HSBC Center, 26th Floor          1 HSBC Center                ABA #:  021001088
5th Floor                         Buffalo, NY 14203                  Buffalo, NY 14203            New York, NY
New York, NY 10018                Attention: Darlene Cardino                                      Acct #: 001-94050-3
Attention: Paul Lopez             (716) 841-1670                                                  Acct Name:
(212) 525-6662                    Fax:  (716) 841-0269                                            Syndications & Asset
Fax:  (212) 525-8370                                                                              Trading
                                                                                                  Attn:  Darlene Cardino
                                                                                                  Ref: The Charles Schwab
                                                                                                  Corporation

JPMorgan Chase Bank               JPMorgan Chase Bank                JPMorgan Chase Bank          JPMorgan Chase Bank
One Chase Plaza                    One Chase Plaza                   One Chase Plaza              Acct #:  066-999979
21st  Floor                       21st  Floor                        New York, NY 10081           ABA #:  021000021
New York, NY 10081                New York, NY 10081                                              Acct Name:
Attention: Therese Bechet         Attention: Jerry Pucciarelli                                    Broker Dealer House
(212) 552-7785                    (212) 552-7514                                                  Account
Fax:  (212) 552-1118              Fax:  (212) 552-7654                                            Attention: Jerry
                                                                                                  Pucciarelli

Lloyds TSB Bank plc               Lloyds TSB Bank plc                Lloyds TSB Bank              Bank of America
575 Fifth Avenue, 17th Floor      575 Fifth Avenue, 17th Floor       plc, Miami                   International, New York
New York, NY 10017                New York, NY 10017                 One Biscayne Tower,          ABA #:  026-009-593
Attention: Michael Gilligan       Attention: Patricia Kilian         Suite 3200                   New York, NY
(212) 930-8911                    (212) 930-8914                     2 Biscayne Boulevard         Acct #: 655-010-1938
Fax:  (212) 930-5098              Fax:  (212) 930-5098               Miami, FL 33131              Acct Name: Lloyds TSB
                                                                                                  Bank plc, Miami
                                                                                                  Ref:  The Charles
                                                                                                  Schwab Corporation

Mellon Bank, N.A.                 Mellon Bank, N.A.                  Mellon Bank, N.A.            Mellon Bank, N.A.
One Penn Plaza, 29th Floor        3 Mellon Bank Center               One Mellon Center            ABA #:  043000261
New York, NY 10419                Pittsburgh, PA 15259               Pittsburgh, PA 15258         Pittsburgh, PA
Attention: Thomas P. Caruso       Attention:  Teresa Hayward                                      Acct #: 9908 73 800
           Vice President         (412) 234-4744                                                  Acct Name: Mellon Bank
(212) 330-1317                    Fax:  (412) 209-6134                                            Attention: Teresa Hayward
Fax:  (212) 330-1332

Norddeutsche Landesbank           Norddeutsche Landesbank            Norddeutsche Landesbank      Chase Manhattan Bank,
Girozentrale New York Branch      Girozentrale New York Branch       Girozentrale, Cayman         New York
and/or Cayman Islands Branch      and/or Cayman Islands Branch       Islands Branch               ABA #:  021000021
1114  Avenue  of  the  Americas,  1114  Avenue of the  Americas,     1114 Avenue of the           New York, NY
37th Floor                        37th Floor                         Americas, 37th Floor         Acct Name:
New York, NY 10036                New York, NY 10036                 New York, NY 10036           Norddeutsche Landesbank,
Attention: Georg Peters           Attention: Norman Liebenstein                                   New York
(212) 812-6699                    (212) 812-6809                                                  Acct #: 001-1-352382
Fax:  (212) 812-6860              Fax:  (212) 812-6860                                            Ref: The Charles Schwab
                                                                                                  Credit Facility

PNC Bank,                         PNC Bank,                          PNC Bank,                    PNC Bank,
National Association              National Association               National Association         National Association
249 Fifth Avenue                  1600 Market Street                 1600 Market Street           ABA #:  043000096
Mailstop:  P1-POPP-2-3            Philadelphia, PA 19103             Philadelphia, PA             Pittsburgh, PA
Pittsburgh, PA 15222              Attention: Christine Allio                                      Acct #: 196030010890
Attention: Philip K. Liebscher    (412) 768-7652                                                  Acct Name:  Corporate
          Managing Director       Fax:_______________                                             Banking
(412) 762-3202                                                                                    Attention:  Wire Room
Fax:  (412) 762-6484

UBS AG, Cayman Islands Branch     UBS AG, Cayman Islands Branch      UBS AG, Cayman Islands       UBS AG, Cayman Islands
677 Washington Boulevard          677 Washington Boulevard           Branch                       Branch
Stamford, CT  06901               Stamford, CT  06901                677 Washington Boulevard     ABA #:  026 007 993
Attention:  Patricia O'Kicki      Attention:  Marie Haddad           Stamford, CT  06901          Stamford, CT
(203) 719-5397                    (203) 719-5609                                                  Acct #:  WA-894001-001
Fax:  (203) 719-3092              Fax:  (203) 719-3888                                            Acct. Name:  Banking
                                                                                                  Product Services
                                                                                                  Attn:  Marie Haddad
                                                                                                  Ref:  The Charles Schwab
                                                                                                  Corporation

U.S. Bank, N.A.                   U.S. Bank, N.A.                    U.S. Bank, N.A.              U.S. Bank, N.A.
One USBank Plaza, 11th Floor      One USBank Plaza, 11th Floor       400 City Center              ABA #:  061000210
St. Louis, MO  63101              St. Louis, MO  63101               Oshkosh, WI  54901           Oshkosh, WI
Attention:  Woody Johnson         Attention:  Peggy Korte                                         Acct. #:  00018642160600
(314) 418-8308                    (314) 418-2461                                                  Acct. Name:  Complex
Fax:  (314) 418-8394              Fax:  (314) 418-8394                                            Credit Account
                                                                                                  Attn:  Complex Credits
                                                                                                  Ref:  The Charles Schwab
                                                                                                  Corporation

Wells Fargo Bank,                 Wells Fargo Bank,                  Wells Fargo Bank,            Wells Fargo Bank,
National Association              National Association               National Association         National Association
6th Street and Marquette Avenue   201 3rd Street, 8th Floor          6th  Street  and  Marquette  ABA #:  121000248
MAC N9305-075                     A0187-081                          Ave                          San Francisco, CA
Minneapolis, MN 55479             San Francisco, CA 94103            N9305-075                    Acct #: 2712507201
Attention: Jason Paulnock         Attention:  Cindy Dunn             Minneapolis, MN 55479        Account Name:
           Vice President                     Loan Servicing Spec.                                Member Syndication
(612) 667-4742                    Fax:  (415) 979-0675                                            Ref: The Charles Schwab
Fax:  (612) 667-7251                                                                              Corporation, Obligor
                                                                                                  #1582242431

WestLB AG, New York Branch        WestLB AG, New York Branch         WestLB AG, New York Branch   WestLB AG, New York
1211 Avenue of the Americas       1211 Avenue of the Americas        1211 Avenue of the           Branch
New York, NY 10036                New York, NY 10036                 Americas                     ABA #:  021-000-021
Attention: Terence R. Law         Attention:  Philip Green           New York, NY 10036           New York, NY
           Executive Director     (212) 852-6113                                                  Acct #: 920-1-060663
(212) 852-6242                    Fax: (212) 302-7946                                             Acct Name:
Fax:  (212)852-6516                                                                               WestLB, New York Branch
                                                                                                  Attention: Loan
                                                                                                  Administration
                                                                                                  Ref: The Charles Schwab
                                                                                                  Corporation


                                   EXHIBIT A-1
                                   -----------

                                 REVOLVING NOTE
                                 --------------

$____________________ (Amount of Commitment)                Date:  June 20, 2003

     For Value Received, The Charles Schwab Corporation ("Schwab") hereby promises to pay to the order of ________________ (the "Lender") to Citicorp USA, Inc., as Agent, at Agent's office located at 388 Greenwich Street, New York, New York 10013, for the account of the applicable Lending Office of the Lender, the principal amount of ____________________ ($___________) or the aggregate amount of all Revolving Loans made to Schwab by the Lender, whichever is less, on June 18, 2004. The undersigned also promises to pay interest on the unpaid principal amount of each Borrowing from the date of such Borrowing until such principal amount is paid, at the rates per annum, and payable at such times, as are specified in the Credit Agreement. This Note shall be subject to the terms of the Credit Agreement, and all principal and interest payable hereunder shall be due and payable in accordance with the terms of the Credit Agreement.

     Schwab hereby authorizes the Lender to endorse on the Schedule attached to this Note the amount and Type of Revolving Loans made to Schwab by the Lender and all renewals, conversions, and payments of principal amounts in respect of such Revolving Loans, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Revolving Loans, provided, however, that the failure to make such notation with respect to any Revolving Loans or payments shall not limit or otherwise affect the obligation of Schwab under the Credit Agreement or this Note.

     This Note is the Revolving Note referred to in the Credit Agreement (364-Day Commitment), dated as of June 20, 2003 among Schwab, the Lender, certain other Lenders party thereto, and Citicorp USA, Inc., as Agent for the Lenders (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note, upon the happening of certain stated events and also for prepayments on account of the principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

     Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts, and shall be in immediately available funds.

     Schwab promises to pay the costs of collection, including reasonable attorney's fees, if default is made in the payment of this Note.

     The terms and provisions of this Note shall be governed by the applicable laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers thereunto duly authorized and directed by appropriate corporate authority.

                                       The Charles Schwab Corporation

                                       By:--------------------------------
                                       Name:------------------------------
                                       Title:-----------------------------

                                               EXHIBIT A-1
                                               -----------
                                       SCHEDULE TO REVOLVING NOTE
                                       --------------------------
       Date                                                   Amount of           Unpaid
       Made,                                                  Principal          Principal           Name of
    Continued,                                                Continued,         Balance of          Person
    Converted,            Type of            Amount           Converted,         Revolving           Making
     or Paid                Loan            of Loan            or Paid             Note             Notation
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

                                   EXHIBIT A-2
                                   -----------
                                    TERM NOTE
                                    ---------

                                                            Date:  June 20, 2003

     FOR VALUE RECEIVED, the undersigned, The Charles Schwab Corporation ("Schwab") hereby promises to pay to the order of ___________________ (the "Lender"), to Citicorp USA, Inc., as Agent, at the Agent's office located at 388 Greenwich Street, New York New York 10013, for the account of the applicable Lending Office of the Lender, the principal amount of each Term Loan made by the Lender to Schwab pursuant to the terms of the Credit Agreement (364-Day Commitment), dated as of June 20, 2003, as amended, among Schwab, the Lender, certain other Lenders party thereto, and Citicorp USA, Inc., as Agent for the Lenders (the "Credit Agreement"), as shown in the schedule attached hereto and any continuation thereof, in lawful money of the United States and in immediately available funds on the Term Loan Maturity Date for such Term Loan. The undersigned also promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid, in like money, at said office for the account of the Lender's applicable Lending Office, at the rates per annum, and payable at such times as are specified in the Credit Agreement. This Term Note shall be subject to the terms of the Credit Agreement and all principal and interest payable hereunder should be due and payable in accordance with the terms of the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meanings.

     This Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Term Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of the Term Note upon the terms and conditions specified in the Credit Agreement.

     Schwab promises to pay costs of collection, including reasonable attorney's fees, if default is made in the payment of this Note.

     The terms and provisions of this Term Note shall be governed by the applicable laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has caused this Term Note to be executed by its officer thereunto duly authorized and directed by appropriate corporate authority.

                                           The Charles Schwab Corporation

                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                              EXHIBIT A-2
                                              -----------
                                         SCHEDULE TO TERM NOTE
                                         ---------------------
       Date                                                   Amount of           Unpaid
       Made,                                                  Principal          Principal           Name of
    Continued,                                                Continued,         Balance of          Person
    Converted,            Type of            Amount           Converted,         Revolving           Making
     or Paid                Loan            of Loan            or Paid             Note              Notation
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

                                    EXHIBIT B
                                    ---------
                                BORROWING ADVICE
                                ----------------

     1. This Borrowing Advice is executed and delivered by The Charles Schwab Corporation ("Borrower") to you pursuant to that certain Credit Agreement dated as of June 20, 2003 (the "Credit Agreement"), entered into by Borrower, Citicorp USA, Inc. ("Citicorp USA") and certain other Lenders parties thereto, collectively with Citicorp USA (the "Lenders") and Citicorp USA as Agent for the Lenders (herein "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     2.  Borrower  hereby  requests  that the Lenders make a Revolving  [or Term
Loan]  for  the   account  of   Borrower   (at   _______________,   Account  No.
________________) pursuant to Section 2.4 of the Credit Agreement as follows:

          (a)  Amount of Revolving [or Term Loan]:

          (b)  Borrowing Date of Revolving [or Term Loan]: _________________.

          (c)  [If a Revolving Loan] Type of Revolving Loan (check one only):

          ________ Eurodollar  Rate with ________- day Interest  Period

          ________ Federal Funds Rate

          ________ Base Rate

          (d)  [If a Term Loan] Type of Term Loan (check one only):

          ________ Eurodollar Rate with initial ________- day Interest Period
          ________ Federal Funds Rate
          ________ Base Rate

          (e)  [If a Term Loan] Maturity Date of Term Loan:

     3. Following this request for a Revolving Loan [or Term Loan], the aggregate outstanding amount of all Revolving Loans and Term Loans under the Revolving Note will not exceed the aggregate amount of the Commitments.

     4. This Borrowing Advice is executed on ______________ by the Borrower.

                                     BORROWER:

                                     THE CHARLES SCHWAB CORPORATION,
                                     a Delaware Corporation

                                     By:__________________________________
                                     Name:________________________________
                                     Title:_______________________________

                                    EXHIBIT C
                                    ---------
                        NOTICE OF CONVERSION/CONTINUATION
                        ---------------------------------

                         Dated as of: _________________


Citicorp USA, Inc., as Agent
___________________________
___________________________


Ladies and Gentlemen:

     This irrevocable Notice of Conversion/Continuation (this "Notice") is delivered to you under the Credit Agreement (364-Day Commitment) dated as of June 20, 2003 (as amended, restated or otherwise modified, the "Credit Agreement") by and among The Charles Schwab Corporation, a Delaware corporation (the "Company") (herein "Borrower"); and Citicorp USA, Inc., a Delaware corporation (herein "Citicorp USA") and the other Lenders signatory thereto (together with Citicorp USA, collectively "Lenders"), and Citicorp USA as agent for the Lenders (herein "Agent").

     1. This Notice is submitted for the purpose of:

(check one and complete applicable information in accordance with the Credit Agreement)

          [__] Converting or [__] continuing all or a portion of the following type of Loan:

          (a) (check, as applicable)

               Base Rate Loan ______________________;
               Federal Funds Rate Loan _____________;
               Eurodollar Rate Loan ________________.

          (b) The aggregate outstanding principal balance of the above Loan is $_________________.

          (c) As applicable, the last day of the current Interest Period for such Loan is __________________.

          (d) The principal amount of such Loan to be [converted or continued] is $_________________.

          (e) Such principal amount should be converted/continued into the following type of Loan:

               Base Rate Loan ______________________;
               Federal Funds Rate Loan _____________;
               Eurodollar Rate Loan ________________.

          (f) The requested effective date of the [conversion/continuation] of such Loan is _____________________.

          (g) As applicable, the requested Interest Period applicable to the new Loan is _____________________.

     2. No Default or Event of Default under the Credit Agreement has occurred and is continuing or will be caused by the advance requested hereby.

     3. The representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as if made on the date hereof (except for such representations and warranties as expressly relate to a prior date).

     Capitalized terms used herein which are not defined herein shall have the respective meanings set forth in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Notice of Conversion/Continuation this ___ day of __________, _____.

                                    THE CHARLES SCHWAB CORPORATION

                               By:____________________________________________
                               Name:__________________________________________
                               Title:_________________________________________
                                     [must be signed by an Authorized Officer]

                                    EXHIBIT D
                                    ---------
                COMMITMENT AND TERMINATION DATE EXTENSION REQUEST
                -------------------------------------------------

[Bank name and address]                                  [Date]

     Reference is made to that certain Credit Agreement (364-Day Commitment) dated as of June 20, 2003 ("Credit Agreement") entered into by The Charles Schwab Corporation ("Borrower"), Citicorp USA, Inc., as Agent and Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Pursuant to Section 2.11 of the Credit Agreement, Borrower hereby requests Agent to obtain each Lender's agreement to the extension of such Lender's Commitment presently in effect, in the amount of $[specify amount of existing Commitment], and the Termination Date presently in effect, for an additional 364 days.

     Agent's execution of a copy of this letter in the space provided below and the transmission of such executed copy to Borrower shall constitute all Lenders' acceptance of Borrower's request and all Lenders' agreement to the 364-day extension sought herein. More specifically, upon the execution of a copy of this letter by Agent on behalf of Lenders and the transmission thereof to Borrower within 15 days after Agent's receipt of this letter, (1) the Termination Date as defined in Section 2.11 of the Credit Agreement shall be extended 364 days and deemed changed to ___________________, and (2) all other dates appearing in the Credit Agreement that are referred to in Section 2.11 of the Credit Agreement shall correspondingly be extended 364 days.

     This Commitment and Termination Date Extension Request is executed by Borrower on ________________.
                                   BORROWER:

                                   THE CHARLES SCHWAB CORPORATION,
                                   a Delaware Corporation

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

ACCEPTED AND AGREED:

Agent, on Behalf of Lenders

By:_____________________________
Name:___________________________
Title:__________________________

                                    EXHIBIT E
                                    ---------
                          BORROWER'S OPINION OF COUNSEL
                          -----------------------------



                                 June 20, 2003


Citicorp USA, Inc., as Agent
399 Park Ave.
New York, New York 10043

     Re: Credit Agreement (364-Day Commitment), dated June 20, 2003, among The Charles Schwab Corporation, Citicorp USA, Inc., as Agent and the Lenders party thereto

Ladies and Gentlemen:

     This opinion is delivered at the request of The Charles Schwab Corporation to you in your capacity as Agent, on behalf of the Lenders, under the Credit Agreement (364-Day Commitment) dated as of June 20, 2003 (the "Credit
Agreement") among The Charles Schwab Corporation, a Delaware corporation ("Borrower"), Citicorp USA, Inc., as the Administrative Agent and the Lenders signatories thereto (each a "Lender" and collectively, the "Lenders"). This opinion letter speaks as of close of business on June 20, 2003 (hereafter the "operative date").

     We have acted as special counsel to Borrower in connection with the Credit Agreement. In such capacity we have examined originals, or copies represented to us by Borrower to be true copies, of the Credit Agreement; and we have obtained such certificates of such responsible officials of Borrower and of public officials as we have deemed necessary for purposes of this opinion. We have assumed without investigation the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic copies of originals, and the accuracy and completeness of all corporate records certified to us by the Borrower to be accurate and complete. We have further assumed that the Credit Agreement is binding upon and enforceable against the Agent and the Lenders. As to factual matters, we have relied upon the representations and warranties contained in and made pursuant to the Credit Agreement.

     Capitalized terms not otherwise defined herein have the meanings given for such terms in the Credit Agreement. For the purpose of this opinion, "Loan Documents" as used herein means the Credit Agreement and the Notes.

     Based upon the foregoing and in reliance thereon, and subject to the exceptions and qualifications set forth herein, we are of the opinion that:

     1. Borrower is a corporation duly formed, validly existing, and in good standing under the laws of Delaware.

     2. Borrower has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Loan Documents.

     3. Each Loan Document has been duly authorized, executed and delivered by Borrower. Each Loan Document constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such validity, binding nature or enforceability may be limited by:

     (a) the effect of applicable federal or state bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws and court decisions relating to or affecting creditors' rights generally;

     (b) the effect of legal and equitable principles upon the availability of creditors' remedies, regardless of whether considered in a proceeding in equity or at law;

     (c) the effect of California judicial decisions involving statutes or principles of equity which have held that certain covenants or other provisions of agreements, including without limitation those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the lender, has been undertaken in good faith under the circumstances then existing, and is commercially reasonable;

     (d) the effect of Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce a contract or may limit the application thereof or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

     (e) the unenforceability, under certain circumstances, of provisions purporting to require the award of attorneys' fees, expenses, or costs, where such provisions do not satisfy the requirements of California Civil Code Section 1717 et seq., or in any action where the lender is not the prevailing party;

     (f) the unenforceability, under certain circumstances, of provisions waiving stated rights or unknown future rights and waiving defenses to obligations, where such waivers are contrary to applicable law or against public policy;

     (g) the unenforceability, under certain circumstances, of provisions which provide for penalties, late charges, additional interest in the event of a default by the borrower or fees or costs related to such charges;

     (h) the unenforceability, under certain circumstances, of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy;

     (i) the unenforceability of provisions prohibiting waivers of provisions of either of the Loan Documents otherwise than in writing to the extent that
Section 1698 of the California Civil Code permits oral modifications that have been executed;

     (j) limitations on the enforceability of release, contribution, exculpatory, or nonliability provisions, under federal or state securities laws, Sections 1542 and 1543 of the California Civil Code, and any other applicable statute or court decisions; and

     (k) limitations on the enforceability of any indemnity obligations imposed upon or undertaken by the borrower to the extent that such obligations do not satisfy the requirements of Sections 2772 et seq. of the California Civil Code and any judicial decisions thereunder;

provided that the limitations and qualifications set forth in the immediately preceding sub-paragraphs (b) through (k) do not, in our opinion, render the remedies available to the Lenders under the Loan Documents inadequate for the practical realization of the primary rights and benefits reasonably expected by an institutional lender in a comparable unsecured credit facility transaction governed by California law.

     The foregoing opinions are subject to the following exceptions and qualifications:

     a. We have not been requested to verify and have not verified the validity, accuracy, or reasonableness of any of the factual representations contained in either or both of the Loan Documents, and we express no opinion with respect to any of such matters.

     b. We are members of the bar of the State of California. We are opining herein only concerning matters governed by the Federal laws of the United States of America, the substantive laws of the State of California, and the General Corporation Law of the State of Delaware, and only with respect to Borrower. We express no opinion concerning the applicability to either or both of the Loan Documents, or the effect thereon, of the laws of any other jurisdiction. Furthermore, we express no opinion with respect to choice of law or conflicts of law, and none of the opinions stated herein shall be deemed to include or refer to choice of law or conflict of law.

     c. We express no opinion on any Federal or state securities laws as they may relate to either or both of the Loan Documents.

     d. We express no opinion as to compliance with the usury laws of any jurisdiction.

     The opinions set forth herein are given as of the operative date. We disclaim any obligation to notify you or any other person or entity after the operative date if any change in fact and/or law should change our opinion with respect to any matters set forth herein. This opinion letter is rendered to you in your capacity as the Agent on behalf of the Lenders under the Credit Agreement and may not be relied upon, circulated or quoted, in whole or in part, by any other person or entity (other than the Lenders and a person or entity who becomes an assignee or successor in interest of any Lender or acquires a participation from any Lender consistent with the terms of the Loan Documents) and shall not be referred to in any report or document furnished to any other person or entity without our prior written consent; provided, however, that the foregoing shall not preclude any Lender from describing or otherwise disclosing the existence or contents of this letter to (i) any bank regulatory authority having jurisdiction over such Lender, as required by such authority, (ii) a person or entity who, in good-faith discussions between such Lender and such person or entity, is proposed to become an assignee or successor in interest of such Lender or to acquire a participation from the Bank consistent with the terms of the Loan Documents, and (iii) counsel to the Agent and the Lenders.

                                             Very truly yours,

                                             HOWARD, RICE, NEMEROVSKI,
                                             CANADY, FALK & RABKIN
                                             A Professional Corporation


                                             By:_____________________________

                                    EXHIBIT F
                                    ---------

                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE
                   -------------------------------------------

To:      CITICORP USA, INC., as Administrative Agent


Ladies and Gentlemen:


Reference is made to that certain Credit Agreement (364-Day Commitment) dated as of June 20, 2003 between THE CHARLES SCHWAB CORPORATION, a Delaware corporation ("Borrower"), Lenders from time to time party thereto, and CITICORP USA, INC., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement", the terms defined therein being used herein as therein defined).

1. We hereby give you notice of, and request your consent to, the assignment by _______________________ (the "Assignor") to __________________ (the "Assignee")
of _________% of the right, title and interest of the Assignor in and to the Loan Documents, including, without limitation, the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding Loans made by the Assignor. Before giving effect to such assignment:

     (a)  the aggregate amount of the Assignor's Commitment is $_______________.
     (b)  the  aggregate   principal   amount  of  its   outstanding   Loans  is
          $_____________.

2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.8 of the Agreement in connection with this assignment and acknowledges and agrees that: (a) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned hereby free and clear of any adverse claim, the Assignor has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Agreement of any other Loan Document; (b) the Assignor had made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (c) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) it will independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (e) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under the Agreement and the other Loan Documents as are delegated to Administrative Agent by the Agreement and such other Loan Documents; and (f) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

3. The Assignee agrees that, upon receiving your consent to such assignment and form and after _______________, the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were a Lender originally holding such interest in the Loan Documents.

4. The following administrative details apply to the Assignee:

     (a)  Credit Contact:

          Assignee name:_______________________________________
          Address:_____________________________________________
                  _____________________________________________
          Attention:___________________________________________
          Telephone:___________________________________________
          Telecopier:__________________________________________

     (b)  Operations Contract:

          Assignee name:_______________________________________
          Address:_____________________________________________
                  _____________________________________________
          Attention:___________________________________________
          Telephone:___________________________________________
          Telecopier:__________________________________________

     (c)  Lending Office:

          Assignee name:_______________________________________
          Address:_____________________________________________
                  _____________________________________________

     (d)  Payment Instructions:

          Assignee name:_______________________________________
          ABA No.:_____________________________________________
          Account No.:_________________________________________
          Attention:___________________________________________
          Reference:___________________________________________



     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                   Very truly yours,

                                   [ASSIGNOR]

                                   By:________________________________________
                                   Name:______________________________________
                                   Title:_____________________________________


                                   [ASSIGNEE]

                                   By:________________________________________
                                   Name:______________________________________
                                   Title:_____________________________________

We hereby consent to the
foregoing assignment.

THE CHARLES SCHWAB CORPORATION,
as Borrower

By:__________________________
Name:________________________
Title:_______________________


CITICORP USA, INC.,
as Administrative Agent

By:__________________________
Name:________________________
Title:_______________________